                       PRO FORMA FINANCIAL INFORMATION OF
                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

INTRODUCTION

    On May 5, 1997, pursuant to a Stock Purchase Agreement, dated as of April 16, 1997 (the "Stock Purchase Agreement"), Apartment Investment and Management Company, a Maryland corporation ("AIMCO" and, together with its majority-owned subsidiaries and controlled entities, the "Company"), acquired 2,866,073 shares of common stock ("NHP Common Stock") of NHP Incorporated ("NHP") in exchange for 2,142,857 shares of AIMCO's Class A Common Stock ("AIMCO Common Stock"). AIMCO contributed such shares of NHP Common Stock to its wholly owned subsidiary, AIMCO-LP, Inc., which contributed such shares of NHP Common Stock to AIMCO's operating partnership, AIMCO Properties, L.P. (the "Operating Partnership"), in exchange for additional partnership interests in the Operating Partnership. The Operating Partnership contributed such shares of NHP Common Stock to AIMCO's unconsolidated subsidiary, AIMCO/NHP Holdings, Inc. ("ANHI"), in exchange for 95,000 shares of ANHI's Series A Preferred Stock. Also, on May 5, 1997, pursuant to the Stock Purchase Agreement, ANHI acquired 3,630,000 shares of NHP Common Stock for $72.6 million in cash. Such cash consideration was obtained by ANHI from the proceeds of a loan made pursuant to a Credit Agreement (the "ANHI Credit Facility"). The acquisition of 6,496,073 shares of NHP Common Stock by AIMCO and ANHI on May 5, 1997, is hereinafter referred to as the "Initial NHP Stock Purchase."

     On June 3, 1997, the Company acquired a group of companies (the "NHP
Real Estate Companies") previously owned by NHP that hold interests in partnerships that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). A substantial majority of the NHP Properties are currently managed by NHP pursuant to a long-term agreement (the "Master Property Management Agreement"). AIMCO is currently engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which will result in the vast majority of the assets of the NHP Real Estate companies being owned by a limited partnership (the "Unconsolidated Partnership") in which the Operating Partnership will hold a 99% limited partner interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

     On August 26, 1997, AIMCO sold 2,400,000 shares of AIMCO Common Stock to an institutional investor, at a price of $31.60 per share, and used substantially all of the net proceeds from such sale to purchase 3,717,000 shares of NHP Common Stock from ANHI for an aggregate price of $74.3 million (the "August 1997 Stock Offering"). ANHI used the proceeds from its sale of such shares of NHP Common Stock to repay its outstanding borrowings under the ANHI Credit facility, and then terminated the ANHI Credit Facility.

     On September 12, 1997, AIMCO sold 2,373,418 shares of AIMCO Common Stock to an institutional investor at a price of $31.60 per share, and sold 279,000 shares of AIMCO Common Stock to another institutional investor at a price of $33.125 per share. AIMCO used $40 million in proceeds from such sales to purchase 2,000,000 shares of NHP Common Stock from ANHI (the "Second ANHI Stock Transfer" and, together with the First ANHI Stock Transfer, the "ANHI Stock Transfers"), $7,039,500 of such proceeds to purchase an additional 351,975 shares of NHP Common Stock pursuant to the Stock Purchase Agreement, and $35,462,000 of such proceeds to reduce the amount outstanding under AIMCO's credit facility. On September 12, 1997, AIMCO also acquired an additional 82,074 shares of NHP Common Stock pursuant to the Stock Purchase Agreement in exchange for 61,364 shares of AIMCO Common Stock. AIMCO's acquisition of an aggregate of 434,049 shares of NHP Common Stock on September 12, 1997 pursuant to the Stock Purchase Agreement, is hereinafter referred to as the "Subsequent NHP Stock Purchase" and, together with the Initial NHP Stock Purchase, the "NHP Stock Purchase." AIMCO's sale of an aggregate of 2,652,418 shares of AIMCO Common Stock on September 12, 1997, and the application of the net proceeds thereof is hereinafter referred to as the "September 1997 Stock Offerings."

     On August 22, 1997, the Company entered into a Purchase and Sale Agreement with 27 limited partnerships affiliated with Winthrop Financial Associates for the purchase of a portfolio of 35 multifamily residential properties (the "Thirty-five Acquisiton Properties"). The agreement was subject to termination in the sole and absolute discretion of the Company during a due diligence period. On October 15, 1997, the due diligence period expired and the Company became committed to acquire the Thirty-five Acquisition Properties.

     AIMCO is seeking to acquire the remaining outstanding shares of NHP Common Stock pursuant to a proposed merger (the "Merger") of AIMCO/NHP Acquisition Corp., a wholly owned subsidiary of AIMCO ("Merger Sub"), with and into NHP, with NHP being the surviving corporation after the Merger and becoming a wholly owned subsidiary of AIMCO. The NHP Merger would be effected pursuant to an Agreement and Plan of Merger, dated as of April 21, 1997 (the "Merger Agreement"), by and among AIMCO, NHP and Merger Sub. The Merger Agreement provides that, upon consummation of the Merger, each outstanding share of NHP Common Stock, other than NHP Common Stock held by NHP, AIMCO or Merger Sub, will be converted (subject to certain exceptions) into the right to receive: (i) 0.74766 shares of AIMCO Common Stock (the "Stock Consideration"), or (ii) at the election of the holder, 0.37383 shares of AIMCO Common Stock and $10.00 in cash (the "Mixed Consideration"). As of August 31, 1997, there were 12,916,939 shares of NHP Common Stock outstanding and 891,250 outstanding options to purchase NHP Common Stock. In the Merger, outstanding options to purchase shares of NHP Common Stock will be converted into options to purchase shares of AIMCO Common Stock.

      Immediately following the Merger, NHP will be a wholly owned subsidiary of AIMCO. However, immediately following the Merger, AIMCO intends to engage in a restructuring (the "NHP Reorganization") of the assets and operations of NHP, possibly along regional or functional lines, that will result in the Master Property Management Agreement being terminated and NHP's operations being conducted through ANHI and/or other unconsolidated subsidiaries of AIMCO (together with ANHI, the "Unconsolidated Subsidiaries"). It is expected that the Unconsolidated Subsidiaries will have an ownership structure similar to ANHI, in which the Company holds a 95% economic interest through ownership of shares of non-voting preferred stock, and certain directors and officers of AIMCO hold a 5% economic interest through direct or indirect ownership of all of the outstanding shares of common stock. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by such directors and officers, AIMCO will account for its interest in the Unconsolidated Subsidiaries on the equity method.

     Pursuant to rights distributed to NHP stockholders in May 1997 (the "Rights Distribution"), subject to certain conditions, on the earlier of the effective time of the Merger or December 1, 1997, all of the outstanding shares of common stock of The WMF Group, Ltd., a wholly owned subsidiary of NHP ("WMF"), will be distributed to NHP stockholders (the "WMF Spin-Off"). Shares of WMF common stock issued to AIMCO and ANHI in the WMF Spin-Off will be transferred to the sellers of NHP Common Stock under the Stock Purchase Agreement.

PRO FORMA FINANCIAL INFORMATION (PRE-MERGER)

    The following unaudited Pro Forma Consolidated Balance Sheet (Pre-Merger) of AIMCO as of June 30, 1997 has been prepared as if each of the following transactions had occurred as of June 30, 1997: (i) the issuance, pursuant to the Apartment Investment and Management Company 1997 Stock Award and Incentive Plan (the "AIMCO Stock Plan"), of 1,100,000 shares of AIMCO Common Stock financed with notes receivable of $33,000,000 (the "July 1997 Stock Sale"); (ii) AIMCO's August 1997 sale of 750,000 shares of its Class B Preferred Stock and the application of the net proceeds thereof to repay indebtedness (the "Preferred Stock Offering"); (iii) the August 1997 Stock Offering; (iv) the September 1997 Stock Offerings; (v) the Subsequent NHP Stock Purchase; (vi) the Company's purchase of 886,600 shares of common stock of Ambassador Apartments, Inc. (the "Ambassador Stock Acquisition"); (vii) the Company's receipt of a dividend from ANHI from proceeds ANHI received from the ANHI Stock Transfers (the "ANHI Dividend"); (viii) the purchase of third-party notes payable secured by three properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition, and the conversion of such notes payable into loans from the general partner (the "Loan Acquisitions"); (ix) the purchase of land leased by two properties owned by real estate partnerships in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Land Lease Acquisitions"); (x) the payment of third-party notes payable secured by one property owned by a real estate partnership in which the Company acquired ownership interests in the NHP Real Estate Acquisition (the "Property Loan Payment"); (xi) the Company's purchase of the Sawgrass Apartments (the "Sawgrass Acquisition"); (xii) the Company's purchase of an interest in a partnership owning the Morton Towers Apartments (the "Morton Towers Acquisition"); (xiii) the Company's acquisition of the Los Arboles Apartments (the "Los Arboles Acquisition"); (xiv) the Company's probable acquisition of 35 multifamily apartment properties from Winthrop Financial Associates (the "Winthrop Acquisition"); and (xv) the Company's probable disposition of five real estate properties (the "1997 Dispositions").

    The following unaudited Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the year ended December 31, 1996 has been prepared as if each of the following transactions had occurred as of January 1, 1996:
(i) the Initial NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition; (iii) the NHP Real Estate Reorganization (iv) the Company's acquisition of (a) the Tustin East Village and The Californian apartments in June 1997, (b) the Vinings at the Waterways in June 1997, (c) the Stonebrook Apartments in May 1997, and (d) The Bay Club at Aventura in April 1997 (collectively, the "Recent Property Acquisitions"); (v) AIMCO's sale of 1,265,000 shares of AIMCO Common Stock in November 1996, and the application of the net proceeds thereof to repay indebtedness (the "November 1996 Stock Offering"); (vi) AIMCO's sale of 2,015,000 shares of AIMCO Common Stock in February 1997, and the application of the net proceeds thereof to repay indebtedness (the "February 1997 Stock Offering"); (vii) AIMCO's sale of an aggregate of 2,300,000 shares of AIMCO Common Stock in May 1997, and the application of the net proceeds thereof to repay indebtedness (the "May 1997 Stock Offering"); (viii) the Preferred Stock Offering; (ix) the August 1997 Stock Offering; (x) the September 1997 Stock Offerings; (xi) the ANHI Dividend; (xii) the Ambassador Stock Acquisition; (xiii) the Subsequent NHP Stock Purchase; (xiv) the Loan Acquisitions; (xv) the Land Lease Acquisitions; (xvi) the Property Loan Payment; (xvii) the Sawgrass Acquisition; (xviii) the Morton Towers Acquisition; (xix) the Los Arboles Acquisition; (xx) the Company's acquisition during 1996 of (a) seven multifamily apartment properties, (b) general and limited partnership interests in limited partnerships owning 22 multifamily apartment properties, and (c) general partnership interests in and loans to limited partnerships owning 12 multifamily apartment properties, and the related issuance of AIMCO Common Stock and Partnership Common Units of AIMCO Properties, L.P., and the incurrence of indebtedness to finance such acquisitions, and the refinancing of such indebtedness (the "1996 Acquisitions"); (xxi) the Winthrop Acquisition;
(xxii) the Company's disposition of four multifamily apartment properties in 1996 (the "1996 Dispositions"); (xxiii) the 1997 Dispositions; and (xxiv) the Company's purchase of a management company in the third quarter of 1996 (the "Management Company Acquisition"). The July 1997 Stock Sale has no impact on the Pro Forma Statement of Operations.

    The following unaudited Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the six months ended June 30, 1997 is based on the unaudited historical financial statements of AIMCO and has been prepared as if each of the following transactions had occurred as of January 1, 1996: (i) the Initial NHP Stock Purchase and the ANHI Stock Transfers; (ii) the NHP Real Estate Acquisition; (iii) the Recent Property Acquisitions; (iv) the February 1997 Stock Offering; (v) the May 1997 Stock Offering; (vi) the Preferred Stock Offering; (vii) the August 1997 Stock Offering; (viii) the September 1997 Stock Offerings; (ix) the ANHI Dividend; (x) the Ambassador Stock Acquisition; (xi) the Subsequent NHP Stock Purchase; (xii) the Loan Acquisitions; (xiii) the Land Lease Acquisitions; (xiv) the Property Loan Payment; (xv) the Sawgrass Acquisition; (xvi) the Morton Towers Acquisition;
(xvii) the Los Arboles Acquisition; (xviii) the Winthrop Acquisition; and
(xix) the 1997 Dispositions. The July 1997 Stock Sale has no impact on the Pro Forma Statement of Operations.

    The following Pro Forma Financial Information (Pre-Merger) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1996 and the six months ended June 30, 1997;
(ii) the restated Consolidated Financial Statements of NHP for the year ended December 31, 1996 (which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution) and for the six months ended June 30, 1997; (iii) the Combined Financial Statements of the NHP Real Estate Companies for the year ended December 31, 1996 and the three months ended March 31, 1997; (iv) the Financial Statements of NHP Southwest Partners, L.P. for the year ended December 31, 1996 and the three months ended March 31, 1997; (v) the Combined Financial Statements of the NHP New LP Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vi) the Combined Financial Statements of the NHP Borrower Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vii) the Historical Summary of Gross Income and Certain Expenses of The Bay Club at Aventura for the year ended December 31, 1996 and the three months ended March 31, 1997; and (viii) the Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 and the six months ended June 30, 1997. The following Pro Forma Financial Information (Pre-Merger) is also based on the Combined Statement of Revenues and Certain Expenses of the Thirty-five Acquisition Properties for the year ended December 31, 1996 and the six months ended
June 30, 1997, which is filed with AIMCO's Current Report on Form 8-K, dated October 15, 1997, to which this Pro Forma Financial Information is an exhibit. The following Pro Forma Financial Information (Pre-Merger) should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

    The following unaudited Pro Forma Financial Information (Pre-Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Pre-Merger) may differ from the amounts ultimately determined.

    The following unaudited Pro Forma Financial Information (Pre-Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Pre-Merger) of AIMCO for the six months ended June 30, 1997 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (PRE-MERGER)

                              AS OF JUNE 30, 1997

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                             AIMCO         STOCK        PROPERTY        WINTHROP         PROPERTY     PRO FORMA
                                          HISTORICAL(A) OFFERINGS(B) ACQUISITIONS(C)  ACQUISITION(D)  DISPOSITIONS(E)   TOTAL
                                          ------------  -----------  ---------------  --------------  --------------- ---------
                                                    ASSETS

Real estate.............................. $  945,969    $  --             12,460(K)    $ 261,500          $  --       $1,304,185
                                                                           9,724(L)
                                                                          12,462(M)
                                                                          62,070(N)
Real estate held for sale................     25,945       --              --                              (19,072)        6,873
Investments in and notes receivable from
  real estate partnerships...............    151,547       --             24,000(O)                          --          175,547
Investment in and notes receivable from
  Unconsolidated Subsidiaries............     57,231      (38,000)(F)        225(P)                          --           19,456(S)
Investment in NHP Common Stock...........     --           74,340(G)       --                                --
                                                           48,681(H)                                                     123,021
Cash and cash equivalents................     21,521       --              --                                --           21,521
Restricted cash..........................     17,963       --              --                                 (812)       17,151
Investment in management contracts.......     10,480       --              --                                --           10,480
Accounts receivable......................     18,870       --                767(N)                            (26)       19,611
Deferred financing costs.................      7,184       --                858(L)        1,266             --            9,308
Other assets.............................     16,180       --               (225)(P)                           (75)
                                                                              57(N)
                                                                          19,881(Q)                                       35,818
                                          ------------  -----------  ---------------  --------------  --------------- ----------
                                          $1,272,890    $  85,021      $ 142,279       $ 262,766         $ (19,985)   $1,742,971
                                          ------------  -----------  ---------------  --------------  --------------- ----------
                                          ------------  -----------  ---------------  --------------  --------------- ----------
                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Secured long-term notes payable.......... $  464,780    $  --          $ (28,703)(O)   $   8,345          $  --       $  436,882
                                                                          (7,540)(R)
Secured short-term financing.............     71,878      (71,878)(I)     52,703(O)      254,421            (9,869)      291,724
                                                          (35,462)(H)      7,540(R)
                                                          (38,000)(F)     12,460(K)
                                                                          10,582(L)
                                                                          12,462(M)
                                                                           5,006(N)
                                                                          19,881(Q)
Secured long-term tax-exempt bond
  financing..............................     74,799       --             --              --                 --           74,799
Unsecured short-term financing...........     33,000       --             --              --                 --           33,000
Accrued management contract liability....    106,615       --             --              --                 --          106,615
Accounts payable, accrued and other
  liabilities............................     56,997       (2,222)(I)        877(N)       --                (7,423)       48,229
Resident security deposits and prepaid
  rents..................................      6,353       --              2,255(N)       --                   (28)        8,580
                                          ------------  -----------  ---------------  --------------  --------------- ----------
                                             814,422     (147,562)        87,523         262,766           (17,320)      999,829
                                          ------------  -----------  ---------------  --------------  --------------- ----------
Minority interest in other partnerships and
  corporations...........................      6,625       --             12,726(N)       --                 --           19,351
Minority interest in Operating
  Partnership............................     63,366       --             42,030(N)       --                 --          105,396

Class B Preferred Stock ($.01 par value).     --           75,000(I)      --              --                 --           75,000
Class A Common Stock ($.01 par value)....        221           11(J)      --              --                 --
                                                               24(G)
                                                               27(H)                                                         283
Class B Common Stock ($.01 par value)....          3       --             --              --                 --                3
Additional paid-in capital...............    417,487         (900)(I)     --              --                 --
                                                           32,989(J)
                                                           74,316(G)
                                                           84,116(H)                                                     608,008
Notes due on common stock purchases......     (7,603)     (33,000)(J)     --              --                 --          (40,603)
Retained earnings (distributions in excess
  of earnings)...........................    (21,631)      --             --              --                (2,665)      (24,296)
                                        ------------  -----------  ---------------  --------------    --------------- ----------
                                             388,477      232,583         --              --                (2,665)     618,395
                                        ------------  -----------  ---------------  --------------    --------------- ----------
                                          $1,272,890    $  85,021      $ 142,279       $ 262,766         $ (19,985)   $1,742,971
                                        ------------  -----------  ---------------  --------------    --------------- ----------
                                        ------------  -----------  ---------------  --------------    --------------- ----------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (PRE-MERGER)
                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's unaudited condensed consolidated financial position as of June 30, 1997, which includes the acquisition of the NHP Real Estate Companies (including the NHP Real Estate Reorganization) and the Initial
    NHP Stock Purchase.

(B) Represents adjustments to reflect (i) the July 1997 Stock Sale; (ii) the Preferred Stock Offering; (iii) the August 1997 Stock Offering; (iv) the September 1997 Stock Offerings; (v) the Ambassador Stock Acquisition;
    (vi) the Subsequent NHP Stock Purchase; and (vii) the ANHI Dividend.

(C) Represents adjustments to reflect (i) the Loan Acquisitions; (ii) the Land Lease Acquisitions; (iii) the Property Loan Payment; (iv) the Sawgrass Acquisition; (v) the Morton Towers Acquisition; and (vi) the Los Arboles Acquisition.

(D) Represents adjustments for the Winthrop Acquisition, with a purchase price of $261,500, including $8,000 related to closing costs. AIMCO will assume a mortgage loan in the amount of $8,345, which bears interest at a rate of 10.04% and matures on April 1, 2002. In addition, AIMCO will finance the remainder of the purchase price of $254,421, including $1,266 in deferred financing costs, which will bear interest at a variable rate of LIBOR plus 2.00% and matures in two years.

(E) Represents adjustments to reflect the 1997 Dispositions comprised of five properties containing 916 apartment units.

(F) Represents adjustments for the ANHI Dividend, which was used to reduce amounts outstanding under secured short-term financing.

(G) Represents the issuance of 2,400,000 shares of AIMCO Common Stock in the August 1997 Stock Offering, resulting in net proceeds of $74,340, and the application of such net proceeds to purchase 3,717,000 shares of NHP Common Stock from ANHI.

(H) Represents the issuance of 2,652,418 shares of AIMCO Common Stock in the September 1997 Stock Offerings, resulting in net proceeds of $82,502, and the application of such net proceeds to purchase 2,000,000 shares of NHP Common Stock from ANHI, to effect the Subsequent NHP Stock Purchase and to reduce amounts outstanding under secured short-term financing. Also represents adjustments for the 61,364 shares of AIMCO Common Stock issued in connection with the Subsequent NHP Stock Purchase with a value of $1,641.

(I) Represents the issuance of 750,000 shares of AIMCO Class B Preferred Stock at $100 per share; the payment of transaction costs of $900 incurred in the Preferred Stock Offering and the repayment of $71,878 of secured short-term financing and the payment of accrued liabilities of $2,222 with the net proceeds of the Preferred Stock Offering.

(J) Represents the issuance of 1,100,000 shares of AIMCO Common Stock in the July 1997 Stock Sale and the notes receivable from officers financing such sale of $33,000, which are reflected as a reduction of shareholders' equity until actually paid.

(K) Represents adjustments for the Land Lease Acquisitions, which were financed with secured short-term financing.

(L) Represents adjustments for the Sawgrass Acquisition, which was financed with new secured short-term financing, for which deferred loan costs of $858 were incurred.

(M) Represents adjustments for the Los Arboles Acquisition, which was financed with secured short-term financing.

(N) Represents adjustments for the Morton Towers Acquisition, which was financed with secured short-term financing and issuance of 1.4 million OP Units valued at $42,030.

(O) Represents adjustments for the Loan Acquisitions, which were financed with secured short-term financing. The general partner loans from AIMCO to two of the real estate partnerships totaling $28,703 are eliminated upon consolidation of the real estate partnerships into AIMCO's financial statements.

(P) Represents the reclassification of the investment in one of the Unconsolidated Subsidiaries from other assets to investment in and notes receivable from Unconsolidated Subsidiaries.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (PRE-MERGER)

                              AS OF JUNE 30, 1997

                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)


(Q) Represents adjustments for the Ambassador Stock Acquisition.

(R) Represents adjustments for the Property Loan Payment, which was financed with borrowings of secured short-term financing.

(S) Amount represents investment in preferred stock of the Unconsolidated Subsidiaries of $19,546 and retained earnings of $(90). The combined Pro Forma Balance Sheet (Pre-Merger) of the Unconsolidated Subsidiaries as of June 30, 1997 is presented below. At June 30, 1997, the Unconsolidated Subsidiaries include (i) ANHI, which owned 51.3% of the outstanding shares of NHP Common Stock prior to the ANHI Stock Transfers, and (ii) an Unconsolidated Subsidiary which owns the general partnership interest, and therefore controls, one real estate partnership, owning fourteen real estate properties with 2,725 apartment units. Interests held by limited partners in the real estate partnerships controlled by the Unconsolidated Subsidiary are reflected as minority interest in consolidated partnerships.

                                                                                                ADJUSTMENTS
                                                                                       -----------------------------
                                                                          HISTORICAL     ANHI STOCK    UNCONSOLIDATE   PRO FORMA
                                                                             (i)       TRANSFERS (ii)    NHP (iii)    TOTAL (vi)
                                                                         ------------  --------------  -------------  -----------

                                                             ASSETS
Real estate............................................................   $  143,638    $    --         $   (97,745)   $  45,893
Investment in NHP Common Stock.........................................       --             (74,340)(iv)   129,831       15,491
                                                                                             (40,000)(v)
Cash and cash equivalents..............................................        3,280           1,740 (iv)    (2,040)       4,980
                                                                                               2,000 (v)
Restricted cash........................................................        2,979         --              (2,218)         761
Investment in management contracts.....................................      101,661         --            (101,537)         124
Goodwill...............................................................       87,388         --             (87,388)      --
Deferred financing costs...............................................        4,718         --              (4,124)         594
Other assets...........................................................       61,480         --             (61,127)         353
                                                                         ------------  --------------  -------------  -----------
                                                                          $  405,144    $   (110,600)   $  (226,348)   $  68,196
                                                                         ------------  --------------  -------------  -----------
                                                                         ------------  --------------  -------------  -----------
                                              LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgage and other notes payable.......................................   $   96,481    $    --         $   (71,005)   $  25,476
Secured short-term financing...........................................       72,600         (72,600)(iv)      --         --
Unsecured short-term financing.........................................       71,145         --             (71,145)      --
Accounts payable and other liabilities.................................       37,729         --             (36,739)         990
Deferred tax liability.................................................       10,124         --             (10,124)      --
                                                                         ------------  --------------  -------------  -----------
                                                                             288,079         (72,600)      (189,013)      26,466
Minority interest in consolidated partnerships.........................       59,609         --             (37,335)      22,274
Preferred Stock........................................................       57,546         (38,000)(v)      --          19,546
Common Stock...........................................................       --               2,000 (v)     --            2,000
Retained earnings......................................................          (90)         (2,000)(v)      --          (2,090)
                                                                         ------------  --------------  -------------  -----------
                                                                              57,456         (38,000)       --            19,456
                                                                         ------------  --------------  -------------  -----------
                                                                          $  405,144    $   (110,600)   $  (226,348)   $  68,196
                                                                         ------------  --------------  -------------  -----------
                                                                         ------------  --------------  -------------  -----------

------------------------------

(i) Represents the combined unaudited Unconsolidated Subsidiaries' consolidated financial position as of June 30, 1997.

(ii) Represents the sale of 5,717,000 shares of NHP Common Stock to AIMCO for $114,340 and the use of proceeds from the sales.

(iii) Represents the adjustments to ANHI's balance sheet to reflect the reduction in ownership of NHP Common Stock from 51.3% to 6.03% following the ANHI Stock Transfers. As a result of the sales of such shares of NHP Common Stock to AIMCO, ANHI's investment in NHP Common Stock is accounted for on the equity method.

(iv) Represents the sale of 3,717,000 shares of NHP Common Stock to AIMCO for $74,340 and the repayment of the ANHI Credit Facility of $72,600 and the receipt of cash of $1,740 with the proceeds from the sale.

(v) Represents the sale of 2,000,000 shares of NHP Common Stock to AIMCO for $40,000 and the distribution of such proceeds to the stockholders of ANHI. The holders of the common stock of ANHI used the distribution of $2,000 to make a payment on the note receivable to ANHI for the such common stock.

(vi) The pre-Merger pro forma total for the Unconsolidated Subsidiaries represents the investment in NHP Common Stock of 6.03% and the consolidated financial position of one real estate partnership owning fourteen real estate properties containing 2,725 apartment units in which the Unconsolidated Subsidiaries own the 1% general partnership interest.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                        ADJUSTMENTS
                                             ------------------------------------------------------------------
                                                               NHP REAL
                                  AIMCO                         ESTATE     NHP REAL ESTATE   NHP STOCK     WINTHROP   PRO FORMA
                                HISTORICAL(A) ADJUSTMENTS(B) COMPANIES(C)   ACQUISITION(D)  PURCHASE(E) ACQUISITION(F) TOTAL
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
RENTAL PROPERTY OPERATIONS
Rental and other property
  revenues....................  $ 100,516       $ 73,744(G)     $ 29,243         $(13,391)(O)      $--    $ 48,771(T) $ 238,883
Property operating expenses...    (38,400)       (41,419)(G)     (18,125)           9,286(O)        --     (21,896)(T) (110,554)
Owned property management
  expense.....................     (2,746)        (2,552)(G)      (1,293)             635(O)        --      (2,313)(T)   (8,269)
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Income from property
  operations before
  depreciation................     59,370         29,773           9,825           (3,470)          --      24,562      120,060
Depreciation..................    (19,556)       (14,202)(G)      (3,904)             996(O)        --      (9,153)(T)  (45,819)
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Income from property
  operations..................     39,814         15,571           5,921           (2,474)          --      15,409       74,241
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
SERVICE COMPANY BUSINESS
Management fees and other
  income......................      8,367          1,962(H)        7,173(N)        --               --        --         17,502
Management and other
  expenses....................     (5,352)        (1,254)(H)      (8,210)(N)        1,254(P)        --        --        (13,562)
Corporate overhead
  allocation..................       (590)       --               --               --               --        --           (590)
Amortization of management
  contracts and depreciation
  and amortization of other
  assets......................       (718)          (508)(I)      --               --               --        --         (1,226)
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
                                    1,707            200          (1,037)           1,254           --         --         2,124
Minority interest in service
  company business............         10        --               --               --               --         --            10
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Company's share of income from
  service company business....      1,717            200          (1,037)           1,254           --         --         2,134
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
General and administrative
  expense.....................     (1,512)       --               --               --               --         --        (1,512)
Interest expense..............    (24,802)        (8,169)(J)     (10,400)          (1,578)(Q)       --    (20,527)(U)   (65,476)(W)
Interest income...............        523          2,199(K)        2,000           --               --         --         4,722
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Income (loss) before equity in
  earnings of unconsolidated
  subsidiaries, gain on
  disposition of property and
  minority interests..........     15,740          9,801          (3,516)          (2,798)          --      (5,118)      14,109
Equity in earnings of
  unconsolidated
  corporations................     --            --               --               --            5,339(S)     --          5,339(Z)
Equity in losses of
  partnerships................     --                442(L)       (5,726)          (2,546)(R)       --        --         (7,830)
Gain on disposition of
  property....................         44            (44)(G)      --               --               --        --           --
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Income (loss) before minority
  interests...................     15,784         10,199          (9,242)          (5,344)       5,339      (5,118)      11,618
Minority interest in other
  partnerships................       (111)         2,523(M)       --                  254(O)        --        --          2,666
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Income (loss) before minority
  interest in Operating
  Partnership.................     15,673         12,722          (9,242)          (5,090)       5,339      (5,118)      14,284
Minority interest in Operating
  Partnership.................     (2,689)        (2,490)(V)      --               --            2,217(V)      909(V)    (2,053)
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Net income (loss).............  $  12,984       $ 10,232        $ (9,242)        $ (5,090)      $7,556    $ (4,209)    $ 12,231
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
                                ----------    --------------  ------------  ---------------  -----------  -----------  ---------
Net income allocable to
  preferred stockholders......  $  --                                                                                 $   5,344(X)
                                ----------                                                                             ---------
                                ----------                                                                             ---------
Net income allocable to common
  stockholders................  $  12,984                                                                             $   6,887
                                ----------                                                                             ---------
                                ----------                                                                             ---------
Net income per common
  share(Y)....................  $    1.04                                                                             $    0.26
                                ----------                                                                             ---------
                                ----------                                                                             ---------
Weighted average number of
  common shares and common
  share equivalents
  outstanding.................     12,427                                                                             $  26,592
                                ----------                                                                             ---------
                                ----------                                                                             ---------

--------------------------

(A) Represents AIMCO's audited consolidated results of operations for the year ended December 31, 1996.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1996: (i) the Recent Property Acquisitions; (ii) the November 1996 Stock Offering; (iii) the February 1997 Stock Offering; (iv) the May 1997 Stock Offering; (v) the August 1997 Stock Offering; (vi) the Preferred Stock Offering; (vii) the September 1997 Stock Offerings; (viii) the ANHI Dividend; (ix) the Ambassador Stock Acquisition; (x) the Subsequent NHP Stock Purchase; (xi) the Loan Acquisitions; (xii) the Land Lease Acquisitions; (xiii) the Property Loan Payment; (xiv) the Sawgrass Acquisition; (xv) the Morton Towers Acquisition; (xvi) the Los Arboles Acquisition; (xvii) the 1997 Dispositions; (xviii) the 1996 Acquisitions;
    (xix) the 1996 Dispositions; and (xx) the Management Company Acquisition.

(C) Represents the audited historical combined results of operations of the NHP Real Estate Companies for the year ended December 31, 1996, excluding gain on disposition of real estate investments.

(D) Represents the adjustment to reflect the acquisition of the NHP Real Estate Companies as if it had occurred on January 1, 1996. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO, as a result of the NHP Real Estate Reorganization. If AIMCO is not in a position to control the partnership or the real estate assets owned by any partnership in which it has an interest, such partnership is not consolidated. Factors which preclude control include, but are not limited to, not controlling a majority of the general partner interest, and not owning sufficient interest to control the partnership when there exists the presence of significant limited partner rights, including the right to vote on a sale of real estate owned by the partnership or the refinancing of debt. As a part of the NHP Real Estate Reorganization, AIMCO transferred its ownership interests in certain partnerships to an unconsolidated subsidiary or partnership in which AIMCO does not exercise control; therefore, AIMCO does not consolidate such partnerships. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(E) Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries, assuming the NHP Stock Purchases occurred on January 1, 1996. AIMCO owns 5,717,000 shares of NHP Common Stock (representing 47.62% of the shares outstanding as of June 30, 1997), and the Operating Partnership owns a 95% economic interest in ANHI, which owns 779,073 shares of NHP Common Stock (representing 6.03% of such outstanding shares as of June 30, 1997).

(F) Represents adjustments to reflect the Winthrop Acquisition as if it had occurred on January 1, 1996.

(G) Represents the pro forma operating results of the 1996 Acquisitions, the Recent Property Acquisitions, the Sawgrass Acquisition, the Morton Towers Acquisition, and the Los Arboles Acquisition less the operating results for the 1996 Dispositions and the 1997 Dispositions. These pro forma operating results are based on historical results of the properties, except depreciation, which is based on AIMCO's investment in the properties.

(H) Represents the pro forma operating results of the management companies acquired by AIMCO since January 1, 1996. These pro forma operating results are based on historical results of the management companies; however, they have been adjusted to eliminate management fee income earned by the respective management companies from the properties which are consolidated.

(I) Represents amortization of the intangible assets related to management contracts acquired in the Management Company Acquisition. Management contracts are amortized using the straight-line method over the terms of the related management contracts.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(J) Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and mortgages assumed in connection with the 1996 Acquisitions........................  $ (16,887)
Borrowings on AIMCO's Credit Facility and other loans and mortgages
  assumed in connection with the Recent Property Acquisitions.............     (8,192)
Borrowings on AIMCO's new secured short-term financing in connection with
  the Sawgrass Acquisition................................................       (898)
Borrowings on AIMCO's Credit Facility in connection with the Los Arboles
  Acquisition.............................................................       (897)
Borrowings on AIMCO's Credit Facility in connection with the Morton Towers
  Acquisition.............................................................       (360)
Borrowings on AIMCO's Credit Facility in connection with the Land Lease
  Acquisitions............................................................     (1,440)
Borrowings on AIMCO's Credit Facility in connection with the Loan
  Acquisitions............................................................     (3,795)
Borrowings on AIMCO's Credit Facility in connection with the Ambassador
  Stock Acquisition.......................................................     (1,431)
Reduction in interest for the payment of loans in connection with the Loan
  Acquisitions and the Property Loan Payment..............................      3,327
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1996 Dispositions, the 1997 Dispositions, the November
  1996 Stock Offering, the February 1997 Stock Offering, the May 1997
  Stock Offering, the Preferred Stock Offering, and the September 1997
  Stock Offerings.........................................................     19,669
Repayments on AIMCO's Credit Facility with proceeds from the ANHI
  Dividend................................................................      2,735
                                                                            ---------
                                                                            $  (8,169)
                                                                            ---------
                                                                            ---------

(K) Represents adjustment to interest income in connection with the Loan Acquisitions. Interest income is eliminated upon consolidation for two of the loans purchased. In addition, interest income of $442, related to a loan with a real estate partnership accounted for on the equity method in which AIMCO has a 16.72% ownership interest, has been eliminated against equity in losses of partnerships.

(L) Represents adjustment to eliminate interest expense on the portion of the general partner loan owned by AIMCO on one of the real estate partnerships as a result of the Loan Acquisitions.

(M) Represents the minority interest in consolidated real estate partnerships.

(N) Represents revenues and expenses from ancillary businesses purchased from the NHP Real Estate Companies.

(O) Represents adjustments to present the net historical operations of certain real estate partnerships on the equity method that were previously consolidated by the NHP Real Estate Companies.

(P) Represents a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(Q) Represents (i) interest of $4,016 related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition; offset by
    (ii) a decrease in interest of $2,438 related to the presentation of certain real estate partnerships on the equity method.

(R) Represents (i) adjustments of $1,208 related to the presentation of certain real estate partnerships on the equity method that were previously consolidated by the NHP Real Estate Companies as a result of the NHP Real Estate Reorganization; and (ii) adjustments of $1,338 representing amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(S) Represents adjustments as if the NHP Stock Purchase and the ANHI Stock Transfers occurred on January 1, 1996, resulting in (i) AIMCO's equity in earnings of the Unconsolidated Subsidiaries' operating results of $355, primarily representing 6.03% of NHP's results of operations; and (ii) AIMCO's equity in earnings of $4,984 for its 47.62% interest in NHP.

(T) Represents the pro forma operating results of the Winthrop Acquisition as if it had occurred on January 1, 1996. These pro forma operating results are based on historical results of the properties, except depreciation, which is based on AIMCO's investment in the properties.

(U) Represents (i) interest of $842 related to the mortgage assumed in connection with the Winthrop Acquisition at an interest rate of 10.04%;
    (ii) interest of $19,052 related to the borrowings for the Winthrop Acquisition at an interest rate of LIBOR plus 2.00%; and (iii) amortization of deferred financing costs of $633 related to the borrowings for the Winthrop Acquisition.

(V) Represents adjustments to minority interest in the Operating Partnership assuming the Recent Property Acquisitions, the November 1996 Stock Offering, the February 1997 Stock Offering, the May 1997 Stock Offering, the July 1997 Stock Sale, the Preferred Stock Offering, the August 1997 Stock Offering, the September 1997 Stock Offerings, the ANHI Dividend, the Ambassador Stock Acquisition, the Loan Acquisitions, the Land Lease Acquisitions, the Property Loan Payment, the Sawgrass Acquisition, the Morton Towers Acquisition, the Los Arboles Acquisition, the 1996 Acquisitions, the 1996 Dispositions, the 1997 Dispositions, the Management Company Acquisition, the NHP Stock Purchase, the NHP Real Estate Acquisition, and the Winthrop Acquisition had occurred as of January 1, 1996. On a pro forma basis, without giving effect to the NHP Stock Purchase and the NHP Real Estate Acquisition, as of December 31, 1996, the minority interest percentage is approximately 18.24%. On a pro forma basis, giving effect to the NHP Stock Purchase and the NHP Real Estate Acquisition, as of December 31, 1996, the minority interest percentage is approximately 17.75%.

(W) The pro forma amounts presented assume an average interest rate of 7.88% per annum (on floating rate debt, representing LIBOR plus 1.45% on AIMCO's Credit Facility) on outstanding debt obligations with a weighted average term of 8.34 years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $66,715, decrease net income applicable to common shareholders to $5,867 and decrease net income per common share to $0.22.

(X) Represents net income allocable to holders of the AIMCO Class B Preferred Stock as if the Preferred Stock Offering had occurred on January 1, 1996.

(Y) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(Z) Amount represents (i) AIMCO's equity in earnings of the Unconsolidated Subsidiaries' operating results of $355, detailed below; and (ii) AIMCO's equity in earnings of $4,984 for its 47.62% interest in NHP. The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the year ended December 31, 1996 is presented below, which is based on a series of transactions, including
    (i) the Initial NHP Stock Purchase, resulting in ANHI owning 51.3% of NHP, (ii) the ANHI Stock Transfers, resulting in ANHI owning 6.03% of NHP, and the (iii) contribution, from AIMCO to one of the Unconsolidated Subsidiaries, of the general partnership interest, and therefore controlling interest, in one real estate partnership (the "Consolidated Real Estate Partnership"), owning fourteen real estate properties with 2,725 apartment units. Interests held by limited partners in the real estate partnerships controlled by the Unconsolidated Subsidiary are reflected as minority interest in consolidated partnerships.

                                                                                                 CONTRIBUTE
                                        NHP STOCK       NHP                         ANHI STOCK      REAL       PRO FORMA
                                       PURCHASE(i)  HISTORICAL(ii) ADJUSTMENTS(iii) TRANSFERS(iv)  ESTATE(v)     TOTAL
                                       -----------  ------------  ---------------  ------------  -----------  -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues...   $  --        $   --         $  11,002 (vi) $   (11,002)  $   12,777    $  12,777
Property operating expenses..........      --            --            (5,937)(vi)       5,937       (8,665)      (8,665)
Owned property management expense....      --            --              (853)(vi)         853         (613)        (613)
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Income from property operations
  before depreciation................      --            --             4,212           (4,212)       3,499        3,499
Depreciation.........................      --            --            (3,108)(vi)       3,108       (1,606)      (1,606)
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Income from property operations......      --            --             1,104           (1,104)       1,893        1,893
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Management fees and other income.....      --           194,979      (127,266)(vii)    (67,713)      --         --
Management and other expenses........      --          (153,907)      127,266 (vii)     16,987       --
                                                                        9,654 (viii)                            --
Amortization of management contracts
  and goodwill and depreciation and
  amortization of other assets.......      --            (6,321)       (3,660)(ix)       9,981          (41)         (41)
                                       -----------  ------------  ---------------  ------------  -----------  -----------
                                           --            34,751         5,994          (40,745)         (41)         (41)
                                       -----------  ------------  ---------------  ------------  -----------  -----------
General and administrative...........      --           (14,074)        --              14,074       --         --
Interest expense.....................      (5,932)       (3,982)       (4,082)(vi)      13,996       (2,640)      (2,640)
Interest income......................      --               747         --                (747)      --         --
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Income before income taxes, equity in
  earnings and minority interests....      (5,932)       17,442         3,016          (14,526)        (788)        (788)
Income tax provision.................      --            (6,977)         (135)(x)        7,112       --             (249)
                                                                                          (249)(xiii)
Equity in earnings of NHP............      --            --            (3,086)(xi)       3,717 (xiv) --              631
Minority interest in NHP.............      --            --            (3,652)(xii)      3,652       --         --
Minority interest in partnerships....      --            --                11 (vi)         (11)         780          780
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Net income...........................   $  (5,932)   $   10,465     $  (3,846)    $     (305)   $        (8)   $     374
                                       -----------  ------------  ---------------  ------------  -----------  -----------
                                       -----------  ------------  ---------------  ------------  -----------  -----------
Income attributable to preferred
  stockholder........................                                                                          $     355
                                                                                                              -----------
                                                                                                              -----------
Income attributable to common
  stockholder........................                                                                          $      19
                                                                                                              -----------
                                                                                                              -----------

--------------------------

(i) Represents interest expense related to indebtedness of $72,765 (including deferred financing costs) incurred pursuant to the ANHI Credit Facility to finance the cash portion of the Initial NHP Stock Purchase.

(ii) Represents the historical operating results of NHP for the year ended December 31, 1996, which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution.

(iii) Represents adjustments for the following: (i) operating results of the real estate held for investment, which was held for sale by NHP; (ii) an adjustment to offset on-site personnel and general and administrative cost

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

       reimbursement against the related revenue; (iii) a reduction in personnel costs pursuant to a restructuring plan; (iv) incremental depreciation and amortization resulting from stating the tangible and intangible assets related to the property management and other businesses operated by ANHI at their respective fair values; (v) adjustment to the estimated Federal and state tax provisions; and
       (vi) the allocation of 48.7% of NHP's income owned by other stockholders to minority interest.

(iv) Represents the sale of 5,717,000 shares of NHP Common Stock to AIMCO reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03%; therefore, ANHI will account for its investment in NHP on the equity method.

(v) Represents the results of operations of the Consolidated Real Estate Partnership as if the contribution of the general partnership interest from AIMCO to the Unconsolidated Subsidiary had occurred on January 1, 1996.

(vi) Represents the operating results of the real estate held for investment by AIMCO, which was previously held for sale by NHP.

(vii) Represents an adjustment to offset certain property management costs and related reimbursements against the related revenue.

(viii) Represents a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of NHP had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

(ix) Represents depreciation and amortization of the tangible and intangible assets related to the property management and other businesses operated by ANHI, including amortization of management contracts of $1,899, depreciation of furniture, fixtures and equipment of $669, and amortization of goodwill of $4,335, less ANHI's 51.3% share of NHP's historical depreciation and amortization of $3,243. Management contracts are amortized using the straight-line method over the weighted average life of 14.7 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years.

(x) Represents the adjustment to the estimated Federal and state tax provisions calculated on the operating results of ANHI, excluding the amortization of goodwill which is not deductible for tax purposes.

(xi) Represents the equity in earnings of NHP attributable to ANHI's ownership of 51.3% of the NHP Common Stock outstanding as a result of the Initial NHP Stock Purchase.

(xii) Represents the share of NHP income attributable to the 48.7% of the NHP Common Stock owned by other stockholders.

(xiii) Represents the adjustment to the estimated Federal and state tax provisions calculated on the operating results of ANHI, as adjusted for the ANHI Stock Transfers.

(xiv) Represents the adjustment for the reduction in equity in earnings of NHP resulting from the ANHI Stock Transfers, reducing ANHI's investment in NHP from 51.3% to 6.03% as of January 1, 1996.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                                 ADJUSTMENTS
                                                              -------------------------------------------------
                                            AIMCO                       NHP REAL ESTATE     NHP STOCK      WINTHROP     PRO FORMA
                                        HISTORICAL(A)  ADJUSTMENTS(B)   ACQUISITION(C)    PURCHASES(D)   ACQUISITION(E)   TOTAL
                                        -------------  ---------------  ---------------  ---------------  -----------  -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues....    $  79,719       $  11,684(F)     $   6,660(J)     $  --          $ 24,711(R) $122,774
Property operating expenses...........      (31,160)         (5,535)(F)       (2,941)(J)       --           (10,696)(R) (50,332)
Owned property management expense.....       (2,734)           (181)(F)         (282)(J)       --            (1,193)(R)  (4,390)
                                        -------------       -------          -------            -----     ---------    --------
Income from property operations before
  depreciation........................       45,825           5,968            3,437           --            12,822      68,052
Depreciation..........................      (15,046)         (2,630)(F)       (1,346)(J)       --            (4,576)(R) (23,598)
                                        -------------       -------          -------            -----     ---------    --------
Income from property operations.......       30,779           3,338            2,091           --             8,246      44,454
                                        -------------       -------          -------            -----     ---------    --------
SERVICE COMPANY BUSINESS
Management fees and other income......        5,605          --                1,405(K)        --             --          7,010
Management and other expenses.........       (2,643)         --               (4,878)(K)       --             --         (4,906)
                                                                               2,615(L)
Corporate overhead allocation.........         (294)         --               --               --             --           (294)
Amortization of management contracts
  and depreciation and amortization of
  other assets........................         (635)         --               --               --             --           (635)
                                        -------------       -------          -------            -----     ---------    --------
                                              2,033          --                 (858)          --             --          1,175
                                        -------------       -------          -------            -----     ---------    --------
Minority interest in service company
  business............................           (2)         --               --               --              --            (2)
                                        -------------       -------          -------            -----     ---------    --------
Company's share of income from service
  company business....................        2,031          --                 (858)          --              --         1,173
                                        -------------       -------          -------            -----     ---------    --------
General and administrative expense....         (784)         --               --               --              --          (784)
Interest expense......................      (20,604)          2,329(G)        (3,391)(J)       --           (10,514)(S)
                                                                              (1,631)(M)                                (33,811)(U)
Interest income.......................        1,341           1,099(H)           540(K)        --              --         2,980
                                        -------------       -------          -------            -----     ---------    --------
Income (loss) before equity in
  earnings of unconsolidated
  subsidiaries and minority
  interests...........................       12,763           6,766           (3,249)          --            (2,268)     14,072
Equity in earnings of unconsolidated
  corporations........................          (86)         --               --                   86(O)       --
                                                                                                   40(P)
                                                                                                  571(Q)                    611(X)
Equity in losses of partnerships......         (379)            221(I)        (2,664)(J)       --              --
                                                                                (558)(N)                                 (3,380)
                                        -------------       -------          -------            -----     ---------    --------
Income (loss) before minority
  interests...........................       12,298           6,987           (6,471)             697        (2,268)     11,243
Minority interest in other
  partnerships........................         (565)           (239)              16(J)        --              --          (788)
                                        -------------       -------          -------            -----     ---------    --------
Income (loss) before minority interest
  in Operating Partnership............       11,733           6,748           (6,455)             697        (2,268)     10,455
Minority interest in Operating
  Partnership.........................       (1,616)         (1,319)             899(T)           (20)(T)       351(T)   (1,705)
                                        -------------       -------          -------            -----     ---------    --------
Net income (loss).....................    $  10,117       $   5,429        $  (5,556)       $     677      $ (1,917)   $  8,750
                                        -------------       -------          -------            -----     ---------    --------
                                        -------------       -------          -------            -----     ---------    --------
Net income allocable to preferred
  stockholder.........................    $  --                                                                        $  2,672(V)
                                        -------------                                                                  --------
                                        -------------                                                                  --------
Net income allocable to common
  stockholders........................    $  10,117                                                                    $  6,078
                                        -------------                                                                  --------
                                        -------------                                                                  --------
Net income per common share (W).......    $    0.55                                                                    $   0.21
                                        -------------                                                                  --------
                                        -------------                                                                  --------
Weighted average number of common
  shares and common share equivalents
  outstanding.........................       18,559                                                                    $ 28,281
                                        -------------                                                                  --------
                                        -------------                                                                  --------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's unaudited consolidated results of operations for the six months ended June 30, 1997.

(B) Represents adjustments to reflect the following as if they had occurred on January 1, 1996: (i) the Recent Property Acquisitions; (ii) the February 1997 Stock Offering; (iii) the May 1997 Stock Offering; (iv) the Preferred Stock Offering (v) the September 1997 Stock Offerings; (vi) the ANHI Dividend; (vii) the Ambassador Stock Acquisition; (viii) the Subsequent NHP Stock Purchase; (ix) the Loan Acquisitions; (x) the Land Lease Acquisitions; (xi) the Property Loan Payment; (xii) the Sawgrass Acquisition; (xiii) the Morton Towers Acquisition; (xiv) the Los Arboles Acquisition; and (xv) the 1997 Dispositions.

(C) Represents the adjustment to reflect the acquisition of the NHP Real Estate Companies as if it had occurred on January 1, 1996. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO as a result of the NHP Real Estate Reorganization. If AIMCO is not in a position to control the partnership or the real estate assets owned by any partnership in which it has an interest, such partnership is not consolidated. Factors which preclude control include, but are not limited to, not controlling a majority of the general partner interest, and not owning sufficient interest to control the partnership when there exists the presence of significant limited partner rights, including the right to vote on a sale of real estate owned by the partnership or the refinancing of debt. As part of the NHP Real Estate Reorganization, AIMCO transferred its ownership interests in certain partnerships to an unconsolidated subsidiary or partnership in which AIMCO does not exercise control; therefore, AIMCO does not consolidate such partnerships. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(D) Represents the adjustment to reflect AIMCO's purchase of the 5,717,000 shares of NHP Common Stock from ANHI with the proceeds from the August 1997 Stock Offering and the September 1997 Stock Offerings as if they had occurred on January 1, 1996 and the corresponding adjustments to the equity in earnings of the Unconsolidated Subsidiaries.

(E) Represents adjustments to reflect the Winthrop Acquisition as if it had occurred on January 1, 1996.

(F) Represents adjustments to reflect the Recent Property Acquisitions the Sawgrass Acquisition, the Morton Towers Acquisition, and the Los Arboles Acquisition, less the 1997 Dispositions as if they had occurred on January 1, 1996. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(G) Represents adjustments to interest expense for the following:

Borrowings on AIMCO's Credit Facility and other loans and mortgages assumed in connection with the Recent Property Acquisitions......................  $  (2,961)
Borrowings on AIMCO's new secured short-term financing in connection with
  the Sawgrass Acquisition.................................................       (458)
Borrowings on AIMCO's Credit Facility in connection with the Los Arboles
  Acquisition..............................................................       (443)
Borrowings on AIMCO's Credit Facility in connection with the Morton Towers
  Acquisition..............................................................       (178)
Borrowings on AIMCO's Credit Facility in connection with the Land Lease
  Acquisitions.............................................................       (711)
Borrowings on AIMCO's Credit Facility in connection with the Loan
  Acquisitions.............................................................     (1,873)
Borrowings on AIMCO's Credit Facility in connection with the Ambassador
  Stock Acquisition.........................................................      (707)
Reduction in interest for the payment of loans in connection with the Loan
  Acquisitions and the Property Loan Payment...............................      1,680
Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1997 Dispositions, the February 1997 Stock Offering, the May
  1997 Stock Offering, the Preferred Stock Offering, and the September 1997
  Stock Offerings..........................................................      6,629
Repayments on AIMCO's Credit Facility with proceeds from the ANHI
  Dividend.................................................................      1,351
                                                                             ---------
                                                                             $   2,329
                                                                             ---------
                                                                             ---------

(H) Represents adjustments to interest income in connection with the Loan Acquisitions. Interest income is eliminated upon consolidation for two of the loans purchased. In addition, interest income of $221, related to a loan with a real estate partnership accounted for on the equity method in which AIMCO has a 16.72% ownership interest, has been eliminated against equity in losses of partnerships.

(I) Represents adjustment to eliminate interest expense on the portion of the general partner loan owned by AIMCO on one of the real estate partnerships as a result of the Loan Acquisitions.

(J) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1996, including reflecting the NHP Real Estate Reorganization.

(K) Represents the adjustment to record the revenues and expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1996.

(L) Represents a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

(M) Represents the increase in interest expense related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(N) Represents amortization of the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(O) Represents the reversal of operating results generated by AIMCO's Unconsolidated Subsidiaries during the historical period of ownership from May 3, 1977 to June 30, 1997 when one of the Unconsolidated Subsidiaries held a 51.3% interest in NHP.

(P) Represents AIMCO's equity in earnings of the Unconsolidated Subsidiaries' operating results, primarily representing 6.03% of NHP's results of operations, as if the NHP Stock Purchase and the ANHI Stock Transfers occurred on January 1, 1996.

(Q) Represents AIMCO's equity in earnings for its 47.62% interest in NHP as if the ANHI Stock Transfers occurred on January 1, 1996.

(R) Represents the pro forma operating results of the Winthrop Acquisition as if it had occurred on January 1, 1996. These pro forma operating results are based on historical results of the properties, except depreciation, which is based on AIMCO's investment in the properties.

(S) Represents (i) interest of $451 related to the mortgage assumed in connection with the Winthrop Acquisition at an interest rate of 10.04%;
    (ii) interest of $9,746 related to the borrowings for the Winthrop Acquisition at an interest rate of LIBOR plus 2.00%; and (iii) amortization of deferred financing costs of $317 related to the borrowings for the Winthrop Acquisition.

(T) Represents adjustments to minority interest in the Operating Partnership assuming the Recent Property Acquisitions, the February 1997 Stock Offering, the May 1997 Stock Offering, the July 1997 Stock Sale, the Preferred Stock Offering, the August 1997 Stock Offering, the September 1997 Stock Offerings, the ANHI Dividend, the Ambassador Stock Acquisition, the Loan Acquisitions, the Land Lease Acquisitions, the Property Loan Payment, the Sawgrass Acquisition, the Morton Towers Acquisition, the Los Arboles Acquisition, the NHP Stock Purchase, the NHP Real Estate Acquisitions and the Winthrop Acquisition had occurred as of January 1, 1996. On a pro forma basis, giving effect to these transactions, as of June 30, 1997, the minority interest percentage is approximately 15.47%.

(U) The pro forma amounts presented assume an average interest rate of 8.01% per annum (on floating rate debt, representing LIBOR plus 1.45% on AIMCO's Credit Facility) on outstanding debt obligations with a weighted average term of 7.34 years. An increase of 0.25% in the interest rate would increase pro forma interest expense to $34,431, decrease net income applicable to common shareholders to $5,556 and decrease net income per common share to $0.20.

(V) Represents the net income allocated to holders of the AIMCO Class B Preferred Stock as if the Preferred Stock Offering had occurred as of January 1, 1996.

(W) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(X) Amount represents (i) AIMCO's equity in earnings of the Unconsolidated Subsidiaries' operating results of $40, detailed below; and (ii) AIMCO's equity in earnings of $571 for its 47.62% interest in NHP. The combined Pro Forma Statement of Operations (Pre-Merger) of the Unconsolidated Subsidiaries for the six months ended June 30, 1997 is presented below, which is based on a series of transactions, including the Initial NHP Stock Purchase, resulting in ANHI owning 51.3% of NHP, the ANHI Stock Transfers, resulting in ANHI owning only 6.03% of NHP, and the contribution, from AIMCO to one of the Unconsolidated Subsidiaries, of the general partnership interest, and therefore controlling interest, in one real estate partnership, owning fourteen real estate properties with 2,725 apartment units. Interests held by limited partners in the real estate partnerships controlled by the Unconsolidated Subsidiary are reflected as minority interest in consolidated partnerships.

                                                                                          CONTRIBUTE
                                                                               ANHI          REAL      PRE-MERGER
                                                             HISTORICAL       STOCK         ESTATE      PRO FORMA
                                                                (i)       TRANSFERS (ii)     (iii)        TOTAL
                                                            ------------  --------------  -----------  -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues........................   $    4,103     $   (3,067)    $   5,182    $   6,218
Property operating expenses...............................       (2,403)         1,716        (3,433)      (4,120)
Owned property management expense.........................         (198)           147          (257)        (308)
                                                            ------------  --------------  -----------  -----------
Income from property operations before depreciation.......        1,502         (1,204)        1,492        1,790
Depreciation..............................................         (654)           520          (669)        (803)
                                                            ------------  --------------  -----------  -----------
                                                                    848           (684)          823          987
                                                            ------------  --------------  -----------  -----------
SERVICE COMPANY BUSINESS
Management fees and other income..........................       11,800        (11,800)       --           --
Management and other expenses.............................       (2,899)         2,899        --           --
Amortization of management contracts and goodwill and
  depreciation and amortization of other assets...........       (1,819)         1,815           (17)         (21)
                                                            ------------  --------------  -----------  -----------
                                                                  7,082         (7,086)          (17)         (21)
                                                            ------------  --------------  -----------  -----------
General and administrative................................       (2,700)         2,700        --           --
Interest expense..........................................       (3,153)         2,986          (835)      (1,002)
Interest income...........................................          440           (440)       --           --
                                                            ------------  --------------  -----------  -----------
Income before income taxes, equity in earnings and
  minority interests......................................        2,517         (2,524)          (29)         (36)
Income tax provision......................................         (940)           940
                                                                                   (27)(iv)                   (27)
Equity in earnings of NHP.................................       --                 72(v)                      72
Minority interest in NHP..................................       (1,568)         1,568                     --
Minority interest in partnerships.........................            6         --                27           33
                                                            ------------  --------------  -----------  -----------
Net income................................................   $       15     $       29     $      (2)   $      42
                                                            ------------  --------------  -----------  -----------
                                                            ------------  --------------  -----------  -----------
Income attributable to preferred stockholder..............                                              $      40
                                                                                                       -----------
                                                                                                       -----------
Income attributable to common stockholder.................                                              $       2
                                                                                                       -----------
                                                                                                       -----------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (PRE-MERGER)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

 (i) Represents the unaudited combined results of operations of the Unconsolidated Subsidiaries for the six months ended June 30, 1997, excluding the income from discontinued operations of WMF.

 (ii) Represents the sale of 5,717,000 shares of NHP Common Stock to AIMCO reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03%; therefore, ANHI will account for its investment in NHP on the equity method.

(iii) Represents the results of operations of the Consolidated Real Estate Partnership as if the contribution of the general partnership interest from AIMCO to the Unconsolidated Subsidiary had occurred on January 1, 1996.

 (iv) Represents the adjustment to the estimated Federal and state tax provisions calculated on the operating results of ANHI, as adjusted for the ANHI Stock Transfers.

 (v) Represents the adjustment for the reduction in equity in earnings of NHP resulting from the ANHI Stock Transfers, reducing ANHI's investment in NHP from 51.3% to 6.03% as of January 1, 1996.

PRO FORMA FINANCIAL INFORMATION (MERGER)

    The following Pro Forma Condensed Consolidated Balance Sheet (Merger) of AIMCO as of June 30, 1997 has been prepared as if each of the following transactions had occurred as of June 30, 1997: (i) the Merger; (ii) the WMF Spin-Off; (iii) the NHP Reorganization; and (iv) each of the transactions reflected in the Pro Forma Condensed Consolidated Balance Sheet (Pre-Merger) of AIMCO as of June 30, 1997, included elsewhere here in. The following Pro Forma Condensed Consolidated Statements of Operations (Merger) of AIMCO for the year ended December 31, 1996 and the six months ended June 30, 1997 have been prepared as if each of the following transactions had occurred as of January 1, 1996 (i) the Merger; (ii) the WMF Spin-Off; (iii) the NHP Reorganization; and (iv) each of the transactions reflected in the Pro Forma Condensed Consolidated Statements of Operations (Pre-Merger) of AIMCO for the year ended December 31, 1996 and the six months ended June 30, 1997 included elsewhere herein.

    The following Pro Forma Financial Information (Merger) assumes that ANHI elects to receive Mixed Consideration, and all other NHP stockholders elect to receive Stock Consideration. However, the notes to the pro forma financial statements disclose the effect of all NHP stockholders electing to receive Mixed Consideration. The Pro Forma Financial Information (Merger) also assumes that no NHP stockholder will receive cash in lieu of shares in excess of the Ownership limit in AIMCO's Charter or fractional shares.

    The following Pro Forma Financial Information (Merger) is based, in part, on the Pro Forma Financial Information (Pre-Merger) included elsewhere herein. The Pro Forma Financial Information (Pre-Merger) gives effect to all material transactions of AIMCO prior to the Merger and as of the date hereof, including the NHP Stock Purchase, the ANHI Stock Transfers, the NHP Real Estate Acquisition, the NHP Real Estate Reorganization, certain acquisitions and dispositions, certain completed sales of shares of AIMCO Common Stock and the sale of shares of the AIMCO Class B Preferred Stock. See "Pro Forma Financial Information (Pre-Merger)." The Pro Forma Financial Information (Merger) is also based, in part, on the following historical financial statements, which have been previously filed by AIMCO: (i) the Consolidated Financial Statements of AIMCO for the year ended December 31, 1996 and the six months ended June 30, 1997; (ii) the restated Consolidated Financial Statements of NHP for the year ended December 31, 1996 (which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution) and for the six months ended June 30, 1997; (iii) the Combined Financial Statements of the NHP Real Estate Companies for the year ended December 31, 1996 and the three months ended March 31, 1997; (iv) the Financial Statements of NHP Southwest Partners, L.P. for the year ended December 31, 1996 and the three months ended March 31, 1997; (v) the Combined Financial Statements of the NHP New LP Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vi) the Combined Financial Statements of the NHP Borrower Entities for the year ended December 31, 1996 and the three months ended March 31, 1997; (vii) the Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the year ended December 31, 1996 and the three months ended March 31, 1997; (viii) the Historical Summaries of Gross Income and Direct Operating Expenses of Morton Towers for the year ended December 31, 1996 and the six months ended June 30, 1997; and (ix) the Combined Statement of Revenues and Certain Expenses of the Thirty-five Acquisition Properties for the year ended December 31, 1996 and the six months ended June 30, 1997. The Pro Forma Financial Information (Merger) should be read in conjunction with such financial statements and the notes thereto.

    The unaudited Pro Forma Financial Information (Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP are adjusted to estimated fair market value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair market value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Merger) may differ from the amounts ultimately determined.

    The unaudited Pro Forma Financial Information (Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations (Merger) for the six months ended June 30, 1997 is not necessarily indicative of the results of operations to be expected for the year ending December 31, 1997.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                          ADJUSTMENTS
                                          PRE- MERGER ---------------------------------------------------          MERGER
                                          PRO FORMA        NHP            MERGER           NHP REOR-              PRO FORMA
                                           TOTAL(A)   HISTORICAL(B)   ADJUSTMENTS(C)     GANIZATION(D)              TOTAL
                                          ----------  -------------   --------------   ------------------      ---------------

                                                            ASSETS
Real estate.............................  $1,304,185    $ 89,952        $  14,369(E)    $ (88,242)(J)
                                                                                         (105,435)(K)          $1,214,829
Real estate held for sale...............      6,873       --              --               --                       6,873
Investments in real estate
  partnerships..........................    175,547       --              --              (19,592)(J)
                                                                                          (22,049)(J)
                                                                                           36,918(K)              170,824
Investment in and notes receivable from
  Unconsolidated Subsidiaries...........     19,456       --              --               63,879(J)
                                                                                           40,000(L)(M)
                                                                                           17,004(J)
                                                                                           17,605(L)(N)           157,944(R)
Investment in NHP Common Stock..........    123,021       --               15,581(F)       --
                                                                          119,737(G)
                                                                         (258,339)(E)                              --
Cash and cash equivalents...............     21,521        2,040          --               (1,136)(K)
                                                                                             (904)(L)              21,521
Restricted cash.........................     17,151        2,218          --               (1,975)(K)
                                                                                             (243)(L)              17,151
Investment in management contracts......     10,480       46,957          111,533(E)      (51,131)(L)(O)
                                                                         (106,615)(H)                              11,224
Goodwill related to service provider
  businesses............................     --           --               40,000(E)      (40,000)(L)(P)           --
Goodwill................................     --            5,579           94,489(E)      (34,665)(L)(P)           65,403
Accounts receivable.....................     19,611       17,292          --              (17,292)(L)              19,611
Deferred financing costs................      9,308        1,201          --               (1,201)(K)               9,308
Net deferred tax asset..................     --           12,797           (6,000)(I)      --
                                                                           (6,797)(E)                              --
Other assets............................     35,818       54,442           (6,505)(E)        (774)(K)
                                                                          (22,979)(I)     (24,184)(L)              35,818
                                          ----------  -------------   --------------   ----------              ---------------
                                          $1,742,971    $232,478        $ (11,526)      $(233,417)             $1,730,506
                                          ----------  -------------   --------------   ----------              ---------------
                                          ----------  -------------   --------------   ----------              ---------------

                                             LIABILITIES AND SHAREHOLDERS' EQUITY
Secured long-term notes payable.........  $ 436,882     $ 71,005        $ --            $ (49,000)(J)
                                                                                          (71,005)(K)          $  387,882
Secured short-term financing............    291,724       --                7,791(F)         (400)(K)             299,115(Q)
Secured long-term tax-exempt
  financing.............................     74,799       --              --               --                      74,799
Unsecured short-term financing..........     33,000       71,145          --              (71,145)(L)              33,000
Accrued management contract liability...    106,615       --             (106,615)(H)      --                      --
Accounts payable, accrued and other
  liabilities...........................     48,229       16,809            5,497(E)       (2,013)(K)
                                                                                          (16,793)(L)              51,729
Resident security deposits and prepaid
  rents.................................      8,580       --              --               --                       8,580
Other long-term liabilities.............     --           14,567          --              (14,567)(L)              --
Deferred tax liability..................     --           --                8,309(E)       (8,309)(L)              --
                                          ----------  -------------   --------------   ----------              ---------------
                                            999,829      173,526          (85,018)       (233,232)                855,105
                                          ----------  -------------   --------------   ----------              ---------------
Minority interest in other partnerships
  and corporations......................     19,351       --              --                 (185)(K)              19,166
Minority interest in Operating
  Partnership...........................    105,396       --              --               --                     105,396

Class B Preferred Stock ($.01 par
  value)................................     75,000       --              --               --                      75,000
Class A Common Stock ($.01 par value)...        283          129                3(F)       --
                                                                               45(G)
                                                                             (129)(E)                                 331
Class B Common Stock ($.01 par value)...          3       --              --               --                           3
Additional paid-in capital..............    608,008      132,672            7,787(F)       --
                                                                          119,692(G)
                                                                         (132,672)(E)
                                                                            4,917(E)                              740,404
Notes due on common stock purchases.....    (40,603)      --              --               --                     (40,603)
Retained earnings (distributions in
  excess of earnings)...................    (24,296)     (73,849)         (28,979)(I)
                                                                          102,828(E)       --                     (24,296)
                                          ----------  -------------   --------------   ----------              ---------------
                                            618,395       58,952           73,492          --                     750,839(Q)
                                          ----------  -------------   --------------   ----------              ---------------
                                          $1,742,971    $232,478        $ (11,526)      $(233,417)             $1,730,506
                                          ----------  -------------   --------------   ----------              ---------------
                                          ----------  -------------   --------------   ----------              ---------------

The pro forma statement above is presented assuming all NHP stockholders (other than ANHI) elect to receive Stock
Consideration in the Merger. See note (Q) for the effect on the pro forma statement assuming all NHP Stockholders elect to receive Mixed Consideration in the Merger.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's pro forma consolidated financial position as of June 30, 1997, which gives effect to the NHP Stock Purchase, the ANHI Stock Transfers, the NHP Real Estate Acquisition, the NHP Real Estate Reorganization, certain acquisitions and dispositions, certain completed sales of shares of AIMCO Common Stock and the sale of the shares of AIMCO Class B Preferred Stock. See "Pro Forma Financial Information
    (Pre-Merger)."

(B) Represents the unaudited consolidated financial position of NHP as of June 30, 1997.

(C) Represents the following adjustments occurring as a result of the Merger:
    (i) the issuance of 4,767,365 shares of AIMCO Common Stock, valued at $127,527 (based on $26.75 per share, the closing sale price on the New York Stock Exchange ("NYSE") of the AIMCO Common Stock on February 13, 1997, the date on which a letter agreement was entered into relating to the Merger), as Merger Consideration to holders of NHP Common Stock outstanding as of August 31, 1997 (including 291,240 shares, valued at $7,790, issued to ANHI and 4,476,125 shares, valued at $119,737, issued to NHP stockholders); (ii) the additional purchase price consideration of $4,917 for the Merger resulting from the NHP Stock Options, which vested upon the consummation of the NHP Stock Purchase and will be converted to options to purchase shares of AIMCO Common Stock; (iii) the allocation of the combined purchase price of NHP and the NHP Real Estate Companies based on the preliminary estimates of relative fair value of the combined assets and liabilities of NHP and the NHP Real Estate Companies; and (iv) the elimination of the net assets of WMF as a result of the WMF Spin-Off.

(D) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies. AIMCO will receive notes payable from the Unconsolidated Subsidiaries as consideration for certain assets sold and will receive equity, in the form of preferred stock in exchange for certain assets contributed. The businesses of NHP that will be contributed to and operated by the Unconsolidated Subsidiaries have goodwill associated with them; therefore, a portion of the goodwill has been transferred to the Unconsolidated Subsidiaries. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(E) On a pro forma basis, AIMCO currently has an investment in NHP Common Stock of $123,021, comprised of 6,151,049 shares of NHP Common Stock. In connection with the Merger, (i) AIMCO will issue 291,240 shares of AIMCO Common Stock valued at $7,790 (based on $26.75 per share, the closing sale price on the NYSE of the AIMCO Common Stock on February 13, 1997) and pay cash of $7,791 to acquire 779,073 shares of NHP Common Stock owned by ANHI; and (ii) AIMCO will issue 4,476,125 shares of AIMCO
    Common Stock valued at $119,737 (based on $26.75 per share, the closing sale price on the NYSE of the AIMCO Common Stock on February 13, 1997), assuming all NHP stockholders elect to receive Stock Consideration, to acquire the shares of NHP Common Stock owned by the NHP stockholders. AIMCO's investment in NHP Common Stock of $258,339, which will be eliminated upon completion of the Merger, is as follows:

Amount of NHP Common Stock at pre-Merger................................................  $ 123,021
Purchase NHP Common Stock from ANHI.....................................................     15,581
Purchase NHP Common Stock from public...................................................    119,737
                                                                                          ---------
Total Investment........................................................................  $ 258,339
                                                                                          ---------
                                                                                          ---------

         At June 30, 1997, NHP has a deferred tax asset in the amount of $12,797. In connection with the WMF Spin-Off, the deferred tax asset will be reduced by $6,000, which relates to net operating loss carryforwards which will be utilized to reduce taxable gains related to the WMF Spin-Off. The remaining deferred tax asset of $6,797 was netted against the deferred tax liability of $15,106, of which the primary component is the difference between the new basis of the management contracts, as a result of the combined purchase price of NHP and the NHP Real Estate Companies, and the historical tax basis.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

    The total purchase price of NHP is $450,588, as follows:

Cash paid in the NHP Stock Purchase.....................................................  $  79,640
Issuance of 2,204,221 shares of AIMCO Common Stock in connection with the NHP Stock
  Purchase at $26.75 per share..........................................................     58,962
Issuance of 4,767,365 shares of AIMCO Common Stock in the Merger, at $26.75 per share...    127,527
Cash paid to ANHI as Mixed Consideration in the Merger..................................      7,791
Assumption of NHP liabilities...........................................................    173,526
Transaction and severance costs.........................................................      5,497
Generation of deferred tax liability....................................................      8,309
Consideration for NHP Stock Options outstanding.........................................      4,917
Less: Consideration given to ANHI in Merger.............................................    (15,581)
                                                                                          ---------
Total...................................................................................  $ 450,588
                                                                                          ---------
                                                                                          ---------

    This amount was allocated to the various assets of NHP to be acquired in the Merger, as follows:

Purchase price..........................................................................  $ 450,588
Historical basis of NHP's assets acquired...............................................   (203,499)
                                                                                          ---------
Step up to record fair value of NHP's assets purchased..................................  $ 247,089
                                                                                          ---------
                                                                                          ---------

    The step-up was applied to NHP's assets as follows:

Real estate.............................................................................  $  14,369
Investment in management contracts......................................................    111,533
Reduction in value of other assets......................................................     (6,505)
Reclassification of deferred tax asset..................................................     (6,797)
Goodwill related to service provider businesses.........................................     40,000
Goodwill................................................................................     94,489
                                                                                          ---------
Total...................................................................................  $ 247,089
                                                                                          ---------
                                                                                          ---------

         The goodwill related to service provider businesses of $40,000 is the fair value of the identifiable intangible assets related to several service provider businesses owned by NHP, including businesses that provide (i) group purchasing services; (ii) comprehensive risk-management and insurance services; (iii) asset management services; (iv) the origination and underwriting of investments and long-term asset management services to institutional investors that finance apartment developments qualifying for the federal low-income housing tax credit program; (v) home health care assistance to residents; and (vi) the placement of insurance coverage for master insurance programs and loss prevention services.

         Goodwill of $94,489 represents the consideration paid in excess of identifiable tangible assets and identifiable intangible assets, based on the preliminary valuation of the tangible and intangible assets.

         As of June 30, 1997, NHP's shareholder's equity was $58,952, which is detailed as follows:

Common stock............................................................................  $     129
Additional paid-in capital..............................................................    132,672
Retained earnings, of which $28,979 is attributable to WMF..............................    (73,849)
                                                                                          ---------
Total shareholders' equity..............................................................  $  58,952
                                                                                          ---------
                                                                                          ---------

         Upon completion of the Merger, the entire amount of common stock and additional paid-in capital is eliminated, along with $102,828 of retained deficit, representing the total amount of $(73,849), less the $28,979 allocated to WMF.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(F) Represents the issuance of 291,240 shares of AIMCO Common Stock, valued at approximately $7,790, and borrowings incurred to fund the cash portion of the Mixed Consideration payable to ANHI of $7,791, in exchange for 779,073 shares of NHP Common Stock owned by ANHI prior to the Merger.

(G) Represents the issuance of 4,476,125 shares of AIMCO Common Stock, valued at approximately $119,737, to NHP stockholders, in exchange for all of the shares of NHP Common Stock not owned by AIMCO or ANHI prior to the Merger, assuming that all NHP stockholders elect to receive Stock Consideration. In the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. If all NHP stockholders elect to receive Mixed Consideration, 2,238,063 fewer shares of AIMCO Common Stock would be issued with a resulting decrease in stockholders' equity of $59,868 and an increase in unsecured financing of approximately $59,868 (assuming the cash portion of the Mixed Consideration is financed with additional borrowings.)

(H) Represents the elimination of the accrued liability related to management contracts acquired in connection with the NHP Real Estate Acquisition. Subsequent to the Merger, AIMCO will control all parties to the Master Property Management Agreement and will eliminate such agreement.

(I) Represents the elimination of the net assets of WMF which are being distributed as a result of the WMF Spin-Off.

(J) Represents the contribution from AIMCO to the Unconsolidated Subsidiaries, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of sixteen real estate properties containing 3,625 apartment units and the related liabilities, and the investment in four real estate partnerships owning four real estate properties containing 2,836 apartment units and the related mortgage notes payable, which bear interest at 7.98% per annum and mature in four years. The real estate and the related mortgage notes payable are being contributed to the Unconsolidated Subsidiaries to reduce future income taxes. In exchange for such assets, AIMCO will receive notes receivable from the Unconsolidated Subsidiaries of $63,879 and preferred stock of $17,004. Certain of the interests in the real estate partnerships contributed to the Unconsolidated Subsidiaries with a new basis of $22,049 will be controlled by the Unconsolidated Subsidiaries and, therefore, the assets and liabilities of such real estate partnerships are consolidated by the Unconsolidated Subsidiaries. Prior to being contributed to the Unconsolidated Subsidiaries, such interests in real estate partnerships had been held by the Unconsolidated Partnership. The remainder of the interests in real estate partnerships with a new basis of $19,592 will be accounted for by the Unconsolidated Subsidiaries on the equity method.

(K) Represents the contribution to the Unconsolidated Partnership, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of the real estate owned by NHP prior to the Merger, comprised of twelve real estate properties containing 2,905 apartment units.

(L) Represents certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(M) Pursuant to the NHP Reorganization, AIMCO is selling certain net assets to the Unconsolidated Subsidiaries. In exchange for such assets, AIMCO will receive a note receivable from the Unconsolidated Subsidiaries. The note will bear interest at 10% per annum and mature in ten years.

(N) Represents the increase in AIMCO's investment in the Unconsolidated Subsidiaries to reflect the contribution of the equity in certain assets and liabilities to the Unconsolidated Subsidiaries.

(O) Represents the contribution to the Unconsolidated Subsidiaries of the management operations and other businesses of NHP at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies. The average remaining life of the management contracts contributed is 14.66 years.

(P) Represents the contribution of the goodwill related to the management operations and the service provider businesses of NHP that are being contributed to, and will be operated by the Unconsolidated Subsidiaries. The goodwill related to the management operations and the goodwill related to the service provider businesses are both deemed to have a life of 20 years.

(Q) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. If all NHP stockholders elect to receive Mixed Consideration in the Merger, 2,238,063 fewer shares of AIMCO Common Stock would be issued with a resulting decrease in stockholders' equity of $59,868 and an increase in unsecured financing of approximately $59,868 (assuming the cash portion of the Mixed Consideration is financed with additional borrowings).

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(R) Amount represents notes receivable from the Unconsolidated Subsidiaries of $103,879, investment in preferred stock of the Unconsolidated Subsidiaries of $54,155, and retained earnings of $(90). The combined Pro Forma Balance Sheet (Merger) of the Unconsolidated Subsidiaries as of June 30, 1997 is presented below, which reflects the effects of the Merger and the NHP Reorganization as if such transactions had occurred as of June 30, 1997.

                                                                              ADJUSTMENTS
                                                       PRE-MERGER   -------------------------------
                                                        PRO FORMA                 NHP REORGANIZA-    MERGER PRO
                                                        TOTAL(i)    MERGER(ii)       TION(iii)       FORMA TOTAL
                                                       -----------  -----------  ------------------  -----------

                                                     ASSETS

Real estate..........................................   $  45,893    $  --        $  88,242 (iv)      $ 134,135
Investment in real estate partnerships...............      --           --           19,592 (iv)         19,592
Investment in NHP Common Stock.......................      15,491      (15,581)          90 (iv)         --
Cash and cash equivalents............................       4,980        7,791          904 (v)          13,675
Restricted cash......................................         761       --              243 (v)           1,004
Investment in management contracts...................         124       --           51,131 (v)          51,255
Goodwill related to service provider businesses......      --           --           40,000 (v)          40,000
Goodwill.............................................      --           --           34,665 (v)          34,665
Deferred financing costs.............................         594       --               --                 594
Investment in parent.................................      --            7,790           --               7,790
Other assets.........................................         353       --           41,476 (v)
                                                                                        (90)(iv)         41,739
                                                       -----------  -----------    --------          -----------
                                                        $  68,196    $  --        $ 276,253           $ 344,449
                                                       -----------  -----------    --------          -----------
                                                       -----------  -----------    --------          -----------

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

Mortgage and other notes payable.....................   $  25,476    $  --        $  49,000 (iv)(vi)  $  74,476
Notes payable to AIMCO...............................      --           --           40,000 (v)(vii)
                                                                                     63,879 (iv)(vii)   103,879
Unsecured short-term financing.......................      --           --           71,145 (v)(viii)    71,145
Accounts payable and other liabilities...............         990       --           16,793 (v)          17,783
Other long-term liabilities..........................      --                        14,567 (v)          14,567
Deferred tax liability...............................      --           --            8,309 (v)(ix)       8,309
                                                       -----------  -----------    --------          -----------
                                                           26,466       --          263,693             290,159
Minority interest in consolidated partnerships.......      22,274       --          (22,049)(iv)(x)         225

Preferred Stock......................................      19,546       --           17,605 (v)
                                                                                     17,004 (iv)         54,155
Common Stock.........................................       2,000       --               --               2,000
Retained earnings....................................      (2,090)      --               --              (2,090)
                                                       -----------  -----------    --------          -----------
                                                           19,456       --           34,609              54,065
                                                       -----------  -----------    --------          -----------
                                                        $  68,196    $  --        $ 276,253           $ 344,449
                                                       -----------  -----------    --------          -----------
                                                       -----------  -----------    --------          -----------

    (i) Represents the combined Unconsolidated Subsidiaries' pro forma consolidated financial position as of June 30, 1997, which gives effect to the ANHI Stock Transfers, reducing ANHI's ownership of NHP Common Stock from 51.2% to 6.03%. See "Pro Forma Financial Information (Pre-Merger)."

    (ii) In connection with the Merger, AIMCO will acquire all of the outstanding shares of NHP Common Stock, including shares owned by ANHI. ANHI will elect to receive Mixed Consideration of 291,217 shares of AIMCO Common Stock valued at approximately $7,790 (based on $26.75 per share, the market price per share of AIMCO Common Stock on February 13, 1997) and cash of $7,791 in exchange for the 779,073 shares of NHP Common Stock owned by ANHI.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
            PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (MERGER)

                              AS OF JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

    (iii) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the combined Unconsolidated
           Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies. AIMCO will receive notes payable from the Unconsolidated Subsidiaries as consideration for certain assets sold and will receive equity, in the form of preferred stock in exchange for certain assets contributed. The businesses of NHP that will be contributed to and operated by the Unconsolidated Subsidiaries have goodwill associated with them; therefore, a portion of the goodwill has been transferred to the Unconsolidated Subsidiaries. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

    (iv) Represents the contribution from AIMCO to the Unconsolidated Subsidiaries, at AIMCO's new basis as a result of the allocation of the combined purchase prices of NHP and the NHP Real Estate Companies, of sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units and the related mortgage notes payable, which bear interest at 7.98% per annum and mature in four years. The real estate and the related mortgage note payable are being contributed to the Unconsolidated Subsidiaries to reduce the income tax provision. In exchange for such assets, AIMCO will receive notes receivable from the Unconsolidated Subsidiaries of $63,879 and preferred stock of $17,004. Certain of the interests in the real estate partnerships contributed to the Unconsolidated Subsidiaries with a new basis of $88,242 will be controlled by the Unconsolidated Subsidiaries and, therefore, the assets and liabilities of such real estate partnerships are consolidated by the Unconsolidated Subsidiaries. Prior to being contributed to the Unconsolidated Subsidiaries, such interests in real estate partnerships had been held by the Unconsolidated Partnership. The remainder of the interests in the real estate partnerships with a new basis of $19,592 will be accounted for by the Unconsolidated Subsidiaries on the equity method.

    (v) Represents certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (vi) Represents the mortgage note payable related to the real estate contributed to the Unconsolidated Subsidiaries in conjunction with the NHP Reorganization. The mortgage note payable bears interest at 7.98% per annum and has a remaining life of four years.

    (vii) Represents notes payable to AIMCO in exchange for certain of the assets sold to the Unconsolidated Subsidiaries as part of the NHP Reorganization. The notes bear interest at 10% per annum and have an average life of ten years.

    (viii) Represents the contribution of the NHP unsecured line of credit at June 30, 1997 to the Unconsolidated Subsidiaries as part of the NHP Reorganization. The NHP unsecured line of credit bears interest at a floating rate of LIBOR plus 0.75% per annum (6.7% at June 30, 1997) and has a remaining life of one year.

    (ix) Represents the establishment of the estimated net deferred federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets (other than goodwill) of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the management contracts, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, and the historical tax basis.

    (x) Represents adjustment to eliminate the minority interest in one real estate partnership which owns fourteen real estate properties. Prior to the Merger, the Unconsolidated Subsidiaries owned the general partnership interests in the real estate partnership and AIMCO owned virtually all of the limited partnership interests. Pursuant to the NHP Reorganization, AIMCO has contributed its limited partnership interests to the Unconsolidated Subsidiaries, resulting in the Unconsolidated Subsidiaries owning 99% of the real estate partnership.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                  (UNAUDITED)

                                                                                                  ADJUSTMENTS
                                                                    PRE-MERGER   ---------------------------------------------
                                                                     PRO FORMA        NHP           MERGER         NHP REOR-
                                                                     TOTAL(A)    HISTORICAL(B)  ADJUSTMENTS(C)   GANIZATION(D)
                                                                    -----------  -------------  ---------------  -------------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues................................   $ 238,883    $   --          $    11,002(E)   $ (11,458)(L)
                                                                                                                     (11,002)(M)
Property operating expenses.......................................    (110,554)       --               (5,937)(E)       5,516(L)
                                                                                                                       5,937(M)
Owned property management expense.................................      (8,269)       --                 (853)(E)         415(L)
                                                                                                                         853(M)
                                                                                                                         473(N)
                                                                    -----------  -------------  ---------------  -------------
Income from property operations before depreciation...............     120,060        --                4,212         (9,266)
Depreciation......................................................     (45,819)       --               (3,650)(E)       3,088(L)
                                                                                                                       3,650(M)
                                                                    -----------  -------------  ---------------  -------------
Income from property operations...................................      74,241        --                  562         (2,528)
                                                                    -----------  -------------  ---------------  -------------
SERVICE COMPANY BUSINESS
Management fees and other income..................................      17,502        194,979        (127,266)(F)     (65,429)(O)
                                                                                                                      (1,851)(N)
Management and other expenses.....................................     (13,562)      (153,907)        127,266(F)      15,274(O)
                                                                                                        9,654(G)         250(P)
Corporate overhead allocation.....................................        (590)       --              --              --
Amortization of management contracts and depreciation and
  amortization of other assets....................................      (1,226)        (6,321)         (5,687)(H)      11,760(O)
                                                                    -----------  -------------  ---------------  -------------
                                                                         2,124         34,751           3,967        (39,996)
Minority interest in service company business.....................          10        --              --              --
                                                                    -----------  -------------  ---------------  -------------
Company's share of income from service company business...........       2,134         34,751           3,967        (39,996)
                                                                    -----------  -------------  ---------------  -------------
General and administrative expense................................      (1,512)       (14,074)        --              14,074(O)
                                                                                                                         756(P)
Interest expense..................................................     (65,476)        (3,982)         (4,082)(E)       3,982(O)
                                                                                                         (560)(I)       4,011(L)
                                                                                                                       4,082(M)
Interest income...................................................       4,722            747         --                (747)(O)
                                                                                                                         319(Q)
                                                                                                                         200(R)
                                                                    -----------  -------------  ---------------  -------------
Income (loss) before equity in earnings of unconsolidated
  subsidiaries, and minority interests............................      14,109         17,442           (113)        (15,847)
Equity in earnings of unconsolidated corporations.................       5,339        --              (4,984)(J)       1,928(S)
                                                                                                                       3,800(T)
                                                                                                                       6,069(T)
Equity in losses of partnerships..................................      (7,830)       --               (6,016)(K)       2,138(L)
                                                                                                                      (3,508)(M)
                                                                                                                       1,378(N)
                                                                    -----------  -------------  ---------------  -------------
Income (loss) before minority interests...........................      11,618         17,442         (11,113)        (4,042)
Minority interest in other partnerships...........................       2,666        --                   11(E)         (12)(L)
                                                                    -----------  -------------  ---------------  -------------
Income (loss) before minority interest in Operating Partnership...      14,284         17,442         (11,102)        (4,054)
Income tax provision..............................................                     (6,977)        --               6,977(O)
Minority interest in Operating Partnership........................      (2,053)       --                 (117)(U)       (398)(U)
                                                                    -----------  -------------  ---------------  -------------
Net income (loss).................................................   $  12,231    $    10,465     $   (11,219)     $   2,525
                                                                    -----------  -------------  ---------------  -------------
                                                                    -----------  -------------  ---------------  -------------
Net income allocable to preferred stockholder.....................   $   5,344
                                                                    -----------
                                                                    -----------
Net income allocable to common stockholders.......................   $   6,887
                                                                    -----------
                                                                    -----------
Net income per common share(W)....................................   $    0.26
                                                                    -----------
                                                                    -----------
Weighted average number of common shares and common share
  equivalents outstanding.........................................      26,592
                                                                    -----------
                                                                    -----------



                                                                     PRO FORMA
                                                                       TOTAL
                                                                    -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues................................   $ 227,425
Property operating expenses.......................................    (105,038)
Owned property management expense.................................      (7,381)
                                                                    -----------

Income from property operations before depreciation...............     115,006
Depreciation......................................................     (42,731)
                                                                    -----------
Income from property operations...................................      72,275
                                                                    -----------
SERVICE COMPANY BUSINESS
Management fees and other income..................................      17,935
Management and other expenses.....................................     (15,025)
Corporate overhead allocation.....................................        (590)
Amortization of management contracts and depreciation and
  amortization of other assets....................................      (1,474)
                                                                    -----------
                                                                           846
Minority interest in service company business.....................          10
                                                                    -----------
Company's share of income from service company business...........         856
                                                                    -----------
General and administrative expense................................        (756)
Interest expense..................................................     (62,025)(V)
Interest income...................................................       5,241
                                                                    -----------

Income (loss) before equity in earnings of unconsolidated
  subsidiaries, and minority interests............................      15,591
Equity in earnings of unconsolidated corporations.................      12,152(X)
Equity in losses of partnerships..................................     (13,838)
                                                                    -----------

Income (loss) before minority interests...........................      13,905
Minority interest in other partnerships...........................       2,665
                                                                    -----------
Income (loss) before minority interest in Operating Partnership...      16,570
Income tax provision..............................................      --
Minority interest in Operating Partnership........................      (2,568)
                                                                    -----------
Net income (loss).................................................   $  14,002(V)
                                                                    -----------
                                                                    -----------
Net income allocable to preferred stockholder.....................   $   5,344
                                                                    -----------
                                                                    -----------
Net income allocable to common stockholders.......................   $   8,658(V)
                                                                    -----------
                                                                    -----------
Net income per common share(W)....................................   $    0.27(V)
                                                                    -----------
                                                                    -----------
Weighted average number of common shares and common share
  equivalents outstanding.........................................      31,638(V)
                                                                    -----------
                                                                    -----------

The pro forma statement above is presented assuming all NHP stockholders (other than ANHI) elect to receive Stock Consideration. See note (V) for the effect on the pro forma statement if all NHP stockholders elect to receive Mixed Consideration.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (CONTINUED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's pro forma results of operations for the year ended December 31, 1996 which give effect to the NHP Stock Purchase, the ANHI Stock Transfers, the NHP Real Estate Acquisition, the NHP Real Estate Reorganization, certain acquisitions and dispositions, certain completed sales of AIMCO Common Stock and the sale of the shares of AIMCO Class B Preferred Stock. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the audited consolidated results of operations of NHP for the year ended December 31, 1996, which have been restated to reflect WMF as a discontinued operation as a result of the Rights Distribution.

(C) Represents the following adjustments occurring as a result of the Merger:
    (i) the reclassification of NHP's real estate held for sale to real estate held for investment; (ii) the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue; (iii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iv) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (v) the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and
    (vi) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to the real estate and an estimated average life of 17.5 years.

(D) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP; and (ii) the historical results of operations of such real estate properties and interests in such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(E) Represents the operating results of real estate held for investment by AIMCO, which was classified as real estate held for sale by NHP prior to the Initial NHP Stock Purchase.

(F) Represents the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue.

(G) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996.

(H) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adjusted by the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, including amortization of management contracts of $3,702, depreciation of furniture, fixtures and equipment of $1,302 and amortization of goodwill of $7,004, less NHP's historical depreciation and amortization of $6,321. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be 14.7 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years. The life of goodwill is currently under the review of the Securities and Exchange Commission ("SEC"). AIMCO is in receipt of a comment letter from the SEC that suggests a five-year life for goodwill, rather than the 20-year life as presented herein. If the life of goodwill were to be changed to five years, goodwill amortization would be $28,016, net loss applicable to common shareholders would be $(5,361) and net loss per common shareholder would be $(0.17).




(I) Represents the interest related to the indebtedness of $7,791 incurred to finance the cash portion of the Mixed Consideration payable to ANHI. The borrowings were made under AIMCO's Credit Facility, which bears interest at LIBOR plus 1.70% per annum.

(J) Represents the reversal of equity in earnings in NHP during the period prior to the Merger when AIMCO held a 47.62% interest in NHP, as a result of AIMCO owning 100% of the NHP Common Stock pursuant to the Merger.

(K) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(L) Represents the results of operations of real estate contributed to the Unconsolidated Subsidiaries, including sixteen real estate properties containing 3,625 apartment units and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (CONTINUED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(M) Represents the contribution of NHP's twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(N) Represents the elimination of the income generated by the management contracts which are related to the interests in real estate partnerships owned by AIMCO or the Unconsolidated Partnership.

(O) Represents the historical income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(P) Represents adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to held by the Unconsolidated Subsidiaries.

(Q) Represents the interest income of $6,388 earned on notes payable of $63,879 to AIMCO issued as consideration for certain real estate assets and liabilities and interests in certain real estate partnerships sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $6,069 reflected in the equity in earnings of ANHI's operating results.

(R) Represents interest income of $4,000 earned on the notes receivable from the Unconsolidated Subsidiaries, after elimination of AIMCO's share of $3,800 of the related interest expense.

(S) Represents adjustment to AIMCO's equity in earnings of the Unconsolidated Subsidiaries on a post-Merger basis, before elimination of interest expense on notes receivable from the Unconsolidated Subsidiaries.

(T) Represents elimination of AIMCO's share of the related interest expense reflected in the equity in earnings of ANHI's operating results.

(U) Represents adjustments to minority interest in the Operating Partnership assuming the Merger had occurred as of January 1, 1996. On a pro forma basis, giving effect to the Merger, as of December 31, 1996, the minority interest percentage is approximately 13.63%, assuming that ANHI elects Mixed Consideration and all other NHP stockholders elect Stock Consideration.

(V) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. Set forth below is a summary of the pro forma net income applicable to holders of AIMCO Common Stock and net income per common share (i) assuming that ANHI elects Mixed Consideration and all other NHP stockholders, excluding AIMCO, elect to receive Stock Consideration (Stock Consideration); and (ii) assuming all NHP stockholders, excluding AIMCO but including ANHI, elect to receive Mixed Consideration (Mixed Consideration). The detail below assumes an average interest rate of 7.19% per annum (representing LIBOR plus 1.70%, the current rate under AIMCO's unsecured credit facility) on the additional borrowings of $59,868.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   4,304
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  16,570      $  12,266
Minority interest in Operating Partnership..........................       (2,568)        (1,981)
                                                                      -------------  -------------
Net income..........................................................    $  14,002      $  10,285
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $   8,658      $   4,941
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.27      $    0.17
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage........................................        13.63%         13.63%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       31,638         29,400
                                                                      -------------  -------------
                                                                      -------------  -------------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (CONTINUED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

    Additionally, the following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per common share assuming the interest rate increases by 0.25%.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   4,454
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  15,302      $  10,848
Minority interest in Operating Partnership..........................       (2,395)        (1,788)
                                                                      -------------  -------------
Net income..........................................................    $  12,907      $   9,060
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $   7,563      $   3,716
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.24      $    0.13
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage........................................        13.63%         13.63%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       31,638         29,400
                                                                      -------------  -------------
                                                                      -------------  -------------

(W) In February 1997, the Financial Accounting Standards Board issued Statement 128 EARNINGS PER SHARE ("Statement 128") which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (CONTINUED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(X) The combined Pro Forma Statement of Operations (Merger) of the Unconsolidated Subsidiaries for the year ended December 31, 1996 is presented below, which reflects the effects of the Merger and the NHP Reorganization as if these transactions had occurred as of January 1, 1996.

                                                           PRE-               ADJUSTMENTS
                                                          MERGER     ------------------------------    MERGER
                                                         PRO FORMA                       NHP          PRO FORMA
                                                         TOTAL(i)    MERGER(ii)   REORGANIZATION(iii)    TOTAL
                                                        -----------  -----------  -----------------  -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues....................   $  12,777    $  --           $  11,458 (iv)  $  24,235
Property operating expenses...........................      (8,665)      --              (5,516)(iv)    (14,181)
Owned property management expense.....................        (613)      --                (415)(iv)     (1,028)
                                                        -----------  -----------        -------      -----------
Income from property operations before depreciation...       3,499       --               5,527           9,026
Depreciation..........................................      (1,606)      --              (3,088)(iv)     (4,694)
                                                        -----------  -----------        -------      -----------
Income from property operations.......................       1,893       --               2,439           4,332
                                                        -----------  -----------        -------      -----------
Management fees and other income......................      --           --              65,429(v)       65,429
Management and other expenses.........................      --           --             (15,524)(v)     (15,524)
Amortization of management contracts and goodwill and
  depreciation and amortization of other assets.......         (41)      --             (11,760)(v)     (11,801))(ix)
                                                        -----------  -----------        -------      -----------
                                                               (41)      --              38,145          38,104
                                                        -----------  -----------        -------      -----------
General and administrative............................      --           --             (14,830)(v)     (14,830)
Interest expense......................................      (2,640)      --              (3,982)(v)
                                                                                         (3,910)(iv)
                                                                                         (4,000)(vi)
                                                                                         (6,388)(vi)    (20,920)
Interest income.......................................      --           --                 747(v)          747
                                                        -----------  -----------        -------      -----------
Income before income taxes, equity in earnings and
  minority interests..................................        (788)      --               8,221           7,433
Income tax provision..................................        (249)      --              (3,431)(vii)    (3,680)

Equity in earnings of NHP.............................         631         (631)         --              --
Equity in losses of unconsolidated partnerships.......      --           --              (1,358)(v)      (1,358)
Minority interest in NHP..............................      --           --              --              --
Minority interest in partnerships.....................         780       --                (772)(viii)        8
                                                        -----------  -----------        -------      -----------
Net income............................................   $     374    $    (631)      $   2,660       $   2,403
                                                        -----------  -----------        -------      -----------
                                                        -----------  -----------        -------      -----------
Income attributable to preferred stockholder..........   $     355                                    $   2,283
                                                        -----------                                  -----------
                                                        -----------                                  -----------
Income attributable to common stockholder.............   $      19                                    $     120
                                                        -----------                                  -----------
                                                        -----------                                  -----------

    ----------------------------

    (i) Represents the combined Unconsolidated Subsidiaries' pro forma consolidated statement of operations, which gives effect to the ANHI Stock Transfers, reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03% of the outstanding shares of NHP Common Stock. See "Pro Forma Financial Information (Pre-Merger)."

    (ii) Represents adjustments for the Merger. Subsequent to the Merger, all of the outstanding shares of NHP Common Stock will be owned by AIMCO.

   (iii) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries:
           (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and
           (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities,

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                  (CONTINUED)

                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

           and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. Adjustments reflect (a) income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP; (b) adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to the Unconsolidated Subsidiaries; (c) depreciation and amortization of the tangible and intangible assets related to the management operations and other business contributed to the Unconsolidated Subsidiaries; (d) interest expense associated with NHP's historical notes payable and on the notes payable to AIMCO; (e) historical interest income of NHP; (f) income tax provision; and (g) the historical results of operations of real estate properties and interests in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (iv) Represents adjustments for the historical results of operations of the real estate properties and interest in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed.

    (vi) Represents the interest expense incurred on notes payable to AIMCO of $40,000 issued in connection with the sale of certain assets and liabilities to the Unconsolidated Subsidiaries and $63,879 issued in connection with the sale of certain real estate assets and related liabilities and interests in certain real estate partnerships to the Unconsolidated Subsidiaries.

   (vii) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes. The Unconsolidated Subsidiaries current tax provision for the year ended December 31, 1996 would be approximately $80 which differs from the book tax provision primarily due to differences in amortization of tangible and intangible assets and expensing of lease and severance costs which are included in purchase consideration for financial reporting.

  (viii) Represents the reduction of minority interest in one real estate partnership owning fourteen real estate properties containing 2,725 apartment units. As part of the NHP Reorganization, AIMCO will contribute the limited partnership interests in the partnership currently consolidated by the Unconsolidated Subsidiaries. Therefore, the Unconsolidated Subsidiaries will own 99% of the interests in such partnership.

  (ix) The life of good will is currently under the review of the Securities and Exchange Commission. AIMCO is in receipt of a comment letter from the SEC that suggests a five-year life for goodwill, rather than the 20-year life as presented herein. If the life of goodwill were to be changed to five years, amortization of management contracts and goodwill and depreciation and amortization of other assets would be $32,811 and net loss would be $(14,684).

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

                                                                                  ADJUSTMENTS
                                                     PRE-MERGER   --------------------------------------------    MERGER
                                                      PRO FORMA       NHP           MERGER         NHP REOR-     PRO FORMA
                                                      TOTAL(A)    HISTORICAL(B) ADJUSTMENTS(C)   GANIZATION(D)     TOTAL
                                                     -----------  ------------  ---------------  -------------  -----------
RENTAL PROPERTY OPERATIONS
Rental and other property revenues.................   $ 122,774    $    2,916      $   6,006(E)    $  (6,188)(L)
                                                                                                      (2,916)(M)  $122,592
Property operating expenses........................     (50,332)       (1,863)        (3,786)(E)       2,362(L)
                                                                                                       1,863(M)    (51,756)
Owned property management expense..................      (4,390)       --               (427)(E)         182(L)
                                                                                                         237(N)     (4,398)
                                                     -----------  ------------  ---------------  -------------  -----------
Income from property operations before
  depreciation.....................................      68,052         1,053          1,793          (4,460)       66,438
Depreciation.......................................     (23,598)         (500)          (852)(E)       1,504(L)
                                                                                                       1,352(M)    (22,094)
                                                     -----------  ------------  ---------------  -------------  -----------
Income from property operations....................      44,454           553            941          (1,604)       44,344
                                                     -----------  ------------  ---------------  -------------  -----------
SERVICE COMPANY BUSINESS
Management fees and other income...................       7,010       101,687        (64,900)(F)     (35,645)(O)
                                                                                                        (926)(N)     7,226
Management and other expenses......................      (4,906)      (79,633)        64,900(F)       14,003(O)     (5,636)
Corporate overhead allocation......................        (294)       --             --              --              (294)
Amortization of management contracts and
  depreciation and amortization of other assets....        (635)       (4,755)        (1,249)(G)       5,880(O)       (759)
                                                     -----------  ------------  ---------------  -------------  -----------
                                                          1,175        17,299         (1,249)        (16,688)          537
Minority Interest in service company business......          (2)       --             --              --                (2)
                                                     -----------  ------------  ---------------  -------------  -----------
Company's share of income from service company
  business.........................................       1,173        17,299         (1,249)        (16,688)          535
                                                     -----------  ------------  ---------------  -------------  -----------
General and administrative expense.................        (784)      (13,293)         5,546(H)        8,125(O)       (406)
Interest expense...................................     (33,811)       (3,670)        (2,304)(E)       3,670(O)
                                                                                        (277)(I)       2,006(L)
                                                                                                       3,440(M)    (30,946)(U)
Interest income....................................       2,980         1,109         --              (1,109)(O)
                                                                                                         159(P)
                                                                                                         100(Q)      3,239
                                                     -----------  ------------  ---------------  -------------  -----------
Income (loss) before equity in earnings of
  unconsolidated subsidiaries, and minority
  interests........................................      14,012         1,998          2,657          (1,901)       16,766
Equity in earnings of unconsolidated
  corporations.....................................         611        --               (571)(J)      (1,034)(R)
                                                                                                       1,900(S)
                                                                                                       3,035(S)      3,941(W)
Equity in losses of partnerships...................      (3,380)       --             (3,008)(K)         713(L)
                                                                                                      (1,936)(M)
                                                                                                         689(N)     (6,922)
                                                     -----------  ------------  ---------------  -------------  -----------
Income (loss) before minority interests............      11,243         1,998          (922)           1,466        13,785
Minority interest in other partnerships............        (788)       --                 7(E)           (10)(M)      (791)
                                                     -----------  ------------  ---------------  -------------  -----------
Income (loss) before minority interest in Operating
  Partnership......................................      10,455         1,998          (915)           1,456        12,994
Income tax provision...............................      --              (799)        --                 799(O)       --
Minority interest in Operating Partnership.........      (1,705)       --               283(T)          (270)(T)    (1,692)
                                                     -----------  ------------  ---------------  -------------  -----------
Net income (loss)..................................   $   8,750    $    1,199      $   (632)       $   1,985     $  11,302(U)
                                                     -----------  ------------  ---------------  -------------  -----------
                                                     -----------  ------------  ---------------  -------------  -----------
Net income allocable to preferred stockholder......   $   2,672                                                  $   2,672
                                                     -----------                                                -----------
                                                     -----------                                                -----------
Net income allocable to common stockholders........   $   6,078                                                  $   8,630(U)
                                                     -----------                                                -----------
                                                     -----------                                                -----------
Net income per common share(V).....................   $    0.21                                                  $    0.26(U)
                                                     -----------                                                -----------
                                                     -----------                                                -----------
Weighted average number of common shares and common
  share equivalents outstanding....................      28,281                                                     33,307(U)
                                                     -----------                                                -----------
                                                     -----------                                                -----------

    The pro forma statement above is presented assuming all NHP stockholders (other than ANHI) elect to receive Stock Consideration. See note (U) for the effect on the pro forma statement assuming all NHP stockholders elect to receive Mixed Consideration.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(A) Represents AIMCO's pro forma results of operations for the six months ended June 30, 1997, which gives effect to the NHP Stock Purchase, the ANHI Stock Transfers, the NHP Real Estate Acquisition, the NHP Real Estate Reorganization, certain acquisitions and dispositions, certain completed sales of AIMCO Common Stock and the sale of the shares of AIMCO Class B Preferred Stock. See "Pro Forma Financial Information (Pre-Merger)."

(B) Represents the unaudited consolidated results of operations of NHP for the six months ended June 30, 1997.

(C) Represents the following adjustments occurring as a result of the Merger:
    (i) the reclassification of NHP's real estate held for sale to real estate held for investment; (ii) the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue; (iii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iv) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (v) the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and
    (vi) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to the real estate and an estimated average life of 17.5 years.

(D) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the combined Unconsolidated Subsidiaries: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. In addition, AIMCO will contribute twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP; and (ii) the historical results of operations of such real estate properties and interests in such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(E) Represents the operating results of real estate held for investment by AIMCO, which was classified as real estate held for sale by NHP prior to the Initial NHP Stock Purchase.

(F) Represents the offsetting of on-site personnel and general and administrative cost reimbursement against the related revenue.

(G) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adusted by the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, including amortization of management contracts of $1,851, depreciation of furniture, fixtures and equipment of $651 and amortization of goodwill of $3,502, less NHP's historical depreciation and amortization of $4,755. Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be 14.7 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 5 years. Goodwill is amortized using the straight-line method over 20 years. The life of good will is currently under the review of the Securities and Exchange Commission. AIMCO is in receipt of a comment letter from the SEC that suggests a five-year life for goodwill, rather than the 20-year life as presented herein. If the life of goodwill were to be changed to five years, goodwill amortization would be $14,008, net income applicable to common share holders would be $1,491 and net income per common shareholder would be $0.04.


(H) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1996 and that the restructuring plan was completed on January 1, 1996.

(I) Represents the interest related to the indebtedness of $7,791 incurred to finance the cash portion of the Merger Consideration to ANHI. The borrowings were made under AIMCO's Credit Facility, which bears interest at LIBOR plus 1.70% per annum.

(J) Represents the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP, as a result of AIMCO's acquisition of 100% of the NHP Common Stock.

(K) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 17.5 years.

(L) Represents the results of operations of real estate contributed to the Unconsolidated Subsidiaries, including sixteen real estate properties containing 3,625 apartment units and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(M) Represents the contribution of NHP's twelve real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(N) Represents the elimination of the income generated by the management contracts which are related to the interests in real estate partnerships owned by AIMCO or the Unconsolidated Partnership.

(O) Represents the historical income and expenses associated with certain assets and liabilities of NHP that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(P) Represents the interest income of $3,194 earned on notes payable of $63,879 to AIMCO issued as consideration for certain real estate assets and liabilities and interests in certain real estate partnerships sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $3,035 reflected in the equity in earnings of ANHI's operating results.

(Q) Represents interest income of $2,000 earned on the notes receivable from the Unconsolidated Subsidiaries, after elimination of AIMCO's share of $1,900 of the related interest expense.

(R) Represents adjustment to AIMCO's equity in income (loss) of the Unconsolidated Subsidiaries on a post-Merger basis, before elimination of interest expense on notes receivable from the Unconsolidated Subsidiaries.

(S) Represents elimination of AIMCO's share of the related interest expense reflected in the equity in earnings of ANHI's operating results.

(T) Represents adjustments to minority interest in the Operating Partnership assuming the Merger had occurred as of January 1, 1996. On a pro forma basis, giving effect to the Merger, as of June 30, 1997, the minority interest percentage is approximately 11.97%, assuming that ANHI elects to receive Mixed Consideration and all other NHP stockholders elect to receive Stock Consideration.

(U) Pursuant to the Merger, NHP stockholders may elect to receive Stock Consideration or Mixed Consideration. Set forth below is a summary of the pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock (i) assuming that ANHI elects Mixed Consideration and all other NHP stockholders, excluding AIMCO, elect to receive Stock Consideration (Stock Consideration); and assuming all NHP stockholders, excluding AIMCO but including ANHI, elect to receive Mixed Consideration (Mixed Consideration). The detail below assumes an average interest rate of 7.36% per annum (representing LIBOR plus 1.70%, the current rate under AIMCO's unsecured credit facility) on the additional borrowings of $59,868.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   2,204
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  12,994      $  10,790
Minority interest in Operating Partnership..........................       (1,692)        (1,428)
                                                                      -------------  -------------
Net income..........................................................    $  11,302      $   9,362
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $   8,630       $  6,690
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.26      $    0.22
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage in Operating Partnership...............        11.97%         11.97%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       33,307         31,069
                                                                      -------------  -------------
                                                                      -------------  -------------

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

     Additionally, the following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%.

                                                                          STOCK          MIXED
                                                                      CONSIDERATION  CONSIDERATION
                                                                      -------------  -------------
Increase in interest expense........................................    $  --          $   2,279
                                                                      -------------  -------------
                                                                      -------------  -------------
Income before minority interest in Operating Partnership (after
  minority interest in other partnerships)..........................    $  12,365      $  10,086
Minority interest in Operating Partnership..........................       (1,616)        (1,343)
                                                                      -------------  -------------
Net income..........................................................    $  10,749      $   8,743
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income attributable to common stockholders......................    $   8,077      $   6,071
                                                                      -------------  -------------
                                                                      -------------  -------------
Net income per share................................................    $    0.24      $    0.20
                                                                      -------------  -------------
                                                                      -------------  -------------
Minority interest percentage in Operating Partnership...............        11.97%         11.97%
                                                                      -------------  -------------
                                                                      -------------  -------------
Number of common shares and common share equivalents................       33,307         31,069
                                                                      -------------  -------------
                                                                      -------------  -------------

(V) In February 1997, the Financial Accounting Standards Board issued Statement 128 which specifies the computation, presentation and disclosure requirements for basic earnings per share and diluted earnings per share. AIMCO's management believes that adoption of Statement 128 will not have a material effect on the earnings per share of AIMCO.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

(W) The combined Pro Forma Statement of Operations (Merger) of the Unconsolidated Subsidiaries for the six months ended June 30, 1997 is presented below, which reflects the effects of the Merger and the NHP Reorganization as if these transactions had occurred as of January 1, 1996.

                                                                                     ADJUSTMENTS
                                                               PRE-MERGER   -----------------------------    MERGER
                                                                PRO FORMA                    NHP REOR-      PRO FORMA
                                                                TOTAL(i)     MERGER(ii)    GANIZATION(iii)    TOTAL
                                                               -----------  -------------  --------------  -----------
    RENTAL PROPERTY OPERATIONS
    Rental and other property revenues.......................   $   6,218     $  --         $   6,188 (iv)  $  12,406
    Property operating expenses..............................      (4,120)       --            (2,362)(iv)     (6,482)
    Owned property management expense........................        (308)       --              (183)(iv)       (491)
                                                               -----------          ---       -------      -----------
    Income from property operations before depreciation......       1,790        --             3,643           5,433
    Depreciation.............................................        (803)       --            (1,504)(iv)     (2,307)
                                                               -----------          ---       -------      -----------
                                                                      987        --             2,139           3,126
                                                               -----------          ---       -------      -----------
    SERVICE COMPANY BUSINESS
    Management fees and other income.........................      --            --            35,645(v)       35,645
    Management and other expenses............................      --                         (14,003)(v)     (14,003)
    Amortization of management contracts and goodwill and
      depreciation and amortization of other assets..........         (21)                     (5,880)(v)      (5,901)(ix)
                                                               -----------          ---       -------      -----------
                                                                      (21)       --            15,762          15,741
                                                               -----------          ---       -------      -----------
    General and administrative...............................      --                          (8,125)(v)      (8,125)
    Interest expense.........................................      (1,002)       --            (3,670)(v)
                                                                                               (2,006)(iv)
                                                                                               (2,000)(vi)    (11,872)
                                                                                               (3,194)(vi)
    Interest income..........................................      --            --             1,109(v)        1,109
                                                               -----------          ---       -------      -----------
    Income before income taxes, equity in earnings and
      minority interests.....................................         (36)       --                15             (21)
    Income tax provision.....................................         (27)                       (318)(vii)      (345)
    Equity in earnings of NHP................................          72           (72)         --            --
    Minority interest in partnerships........................          33                        (713)(viii)     (680)
                                                               -----------          ---       -------      -----------
    Net income...............................................   $      42     $     (72)    $  (1,016)      $  (1,046)
                                                               -----------          ---       -------      -----------
                                                               -----------          ---       -------      -----------
    Income attributable to preferred stockholder.............   $      40                                   $     (994)
                                                               -----------                                 -----------
                                                               -----------                                 -----------
    Income attributable to common stockholder................   $       2                                   $      (52)
                                                               -----------                                 -----------
                                                               -----------                                 -----------

   ---------------------------

     (i) Represents the combined Unconsolidated Subsidiaries' pro forma consolidated statement of operations as of June 30, 1997, which gives effect to the ANHI Stock Transfers, reducing ANHI's ownership of NHP Common Stock from 51.3% to 6.03%. See "Pro Forma Financial Information (Pre-Merger)."

    (ii) Represents adjustments for the Merger. Subsequent to the Merger, all of the outstanding shares of NHP Common Stock will be owned by AIMCO.

   (iii) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries:
           (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP; and
           (ii) sixteen real estate properties containing 3,625 apartment units and the related liabilities, and interests in four real estate partnerships owning four real estate properties containing 2,836 apartment units. Adjustments reflect (i) income and expenses associated with certain assets and liabilities of NHP that will be contributed to

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY

       PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (MERGER)

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (CONTINUED)
                       (IN THOUSANDS, EXCEPT SHARE DATA)
                                  (UNAUDITED)

           the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP; (ii) adjustments for management costs that will be incurred by the Unconsolidated Subsidiaries rather than by AIMCO, primarily related to personnel costs, for work performed on the businesses contributed to by the Unconsolidated Subsidiaries; (iii) depreciation and amortization of the tangible and intangible assets related to the management operations and other business contributed to the Unconsolidated Subsidiaries; (iv) interest expense associated with NHP's historical notes payable and on the notes payable to AIMCO; (v) historical interest income of NHP;
           (vi) income tax provision; and (vii) the historical results of operations of real estate properties and interests in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (iv) Represents adjustments for the historical results of operations of the real estate properties and interest in real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

    (v) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed.

    (vi) Represents the interest expense incurred on notes payable to AIMCO of $40,000 issued in connection with the sale of certain assets and liabilities to the Unconsolidated Subsidiaries and $63,879 issued in connection with the sale of certain real estate assets and related liabilities and interests in certain real estate partnerships to the Unconsolidated Subsidiaries.

   (vii) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes. The Unconsolidated Subsidiaries current tax benefit for the six months ended June 30, 1997 would be approximately $255 which differs from the book tax provision primarily due to differences in amortization of tangible and intangible assets and expensing of lease costs which are included in purchase consideration for financial reporting.

  (viii) Represents the reduction of minority interest in one real estate partnership owning fourteen real estate properties containing 2,725 apartment units. As part of the NHP Reorganization, AIMCO will contribute the limited partnership interests in the partnership currently consolidated by the Unconsolidated Subsidiaries. Therefore, the Unconsolidated Subsidiaries will own 99% of the interests in such partnership.

  (ix) The life of good will is currently under the review of the Securities and Exchange Commission. AIMCO is in receipt of a comment letter from the SEC that suggests a five-year life for goodwill, rather than the 20-year life as presented herein. If the life of goodwill were to be changed to five years, amortization of management contracts and goodwill and depreciation and amortization of other assets would be $16,405 and net loss would be $(9,585).